UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CINTAS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6800 Cintas Boulevard
Cincinnati, Ohio 45262

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
Dear Shareholder:
We invite you to attend our Annual Meeting of Shareholders on October 18, 2016, at 10:00 a.m. Eastern Daylight Time at Cintas' Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio.
This booklet includes notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and gives personal information about our director nominees.
Shareholders entitled to vote at this Annual Meeting are those of record as of the close of business on August 19, 2016. Please note that only shareholders of record or holders of valid proxies from such shareholders may attend or vote at the meeting. Since seating will be limited, we ask shareholders to call 1-866-246-8277 to make a reservation for the meeting. When making your reservation, please give your full name, company name and address. If you do not make a reservation, you may not be provided entry into the meeting due to limited space.
Upon arrival at the Annual Meeting, shareholders may be asked for a form of personal identification and proof of stock ownership. This can be in the form of a brokerage statement or proxy card. Based on this proof of ownership and the reservation system noted above, an admission ticket will be given to the shareholder at the Annual Meeting. No cameras, recording equipment, electronic devices, cellular telephones, large bags, briefcases or packages will be permitted in the Annual Meeting.
We are once again pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of the proxy statement, the accompanying proxy card and our 2016 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet and vote online, as well as how shareholders can elect to receive paper copies of the proxy statement, proxy card and 2016 Annual Report free of charge. We believe that this process will allow us to provide our shareholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
Whether or not you plan to attend the meeting, please complete and return your proxy card or vote by telephone or via the Internet by following the instructions on your proxy card.
Sincerely,
Robert J. Kohlhepp
Chairman of the Board
September 8, 2016

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	10:00 a.m., Eastern Daylight Time
Date:	October 18, 2016
Place:	Cintas Corporate Headquarters 6800 Cintas Boulevard Mason, Ohio 45040
Purpose:
1.	To elect as directors, the nine nominees named in the attached proxy materials;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To approve the Cintas Corporation 2016 Equity and Incentive Compensation Plan;
4.	To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017; and
5.	To conduct other business if properly raised.

Only shareholders of record on August 19, 2016, are entitled to notice of and to vote at, or attend, the meeting or any adjournment thereof. The approximate mailing date of the Notice of Internet Availability of Proxy Materials is September 8, 2016.
The vote of each shareholder is important. You can vote your shares by completing and returning the proxy card sent to you. Shareholders can also vote their shares over the Internet or by telephone by following the voting instructions on the proxy card.
Thomas E. Frooman
Senior Vice President, Secretary and General Counsel
September 8, 2016

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on October 18, 2016

The Notice, 2016 Proxy Statement, 2016 Annual Report and
Form of Proxy are available at http://www.cintas.com

TABLE OF CONTENTS	Page

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
CORPORATE GOVERNANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	7
AUDIT COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11
COMPENSATION COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15
PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35
SECURITY OWNERSHIP OF DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . . . . .	37
RELATED PERSON TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	38
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39
APPROVAL OF THE CINTAS CORPORATION 2016 EQUITY AND INCENTIVE COMPENSATION PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	59
QUESTIONS? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60
APPENDIX A: THE CINTAS CORPORATION 2016 EQUITY AND INCENTIVE COMPENSATION PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	A-1
Cintas makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (SEC), including Forms 10-K, 10-Q and 8-K. These filings are also available on the SEC's website (www.sec.gov). To access these filings, go to our website (www.cintas.com) and select About Us - Investors - Financial Reports. Copies of Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:
Thomas E. Frooman
Senior Vice President, Secretary and General Counsel
6800 Cintas Boulevard
P.O. Box 625737
Cincinnati, Ohio 45262-5737

Cintas Corporation
6800 Cintas Boulevard
Cincinnati, Ohio 45262

PROXY
STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2016
General Information
This proxy statement and accompanying proxy, mailed or provided online, is furnished in connection with the solicitation by the Board of Directors (the "Board") of Cintas Corporation, a Washington corporation ("we", "Cintas" or "the Company"), of proxies to be used at the Annual Meeting of shareholders of Cintas to be held on October 18, 2016, which we refer to as the Annual Meeting, and at any adjournment or postponement thereof. Cintas will bear the costs of this solicitation. The Notice Regarding the Availability of Proxy Materials (the "Notice") and, for those shareholders who requested paper copies, this proxy statement and accompanying proxy, were first mailed to our shareholders on or about September 8, 2016.
Who may vote
Shareholders of Cintas, recorded in our stock register on August 19, 2016, may vote at the Annual Meeting. As of that date, Cintas had 106,862,488 shares of common stock outstanding, including 1,990,151 outstanding shares of restricted stock. Each share is entitled to one vote on each matter submitted to the shareholders at the Annual Meeting.
How to vote
You may vote in person at the Annual Meeting or by proxy. You may also vote by Internet or telephone using one of the methods described in the proxy card. We recommend you vote by proxy, Internet or telephone even if you plan to attend the Annual Meeting. If you vote by Internet or telephone, please do not return the proxy card. If voting by mail, please complete, sign and date your proxy card enclosed with these proxy materials. If desired, you can change your vote at the Annual Meeting.
How proxies work
Cintas' Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also vote for or against the other proposals or abstain from voting.
All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the election of all nominees proposed by the Nominating and Corporate Governance Committee, "FOR" the resolution approving the compensation of our named executive officers, "FOR" the approval of the Cintas Corporation 2016 Equity and Incentive Compensation Plan and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017.
You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote. Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote in person at the meeting, you should request your stockbroker or bank to issue you a proxy covering your shares.
If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy
You may revoke your proxy at any time before the vote is taken by submitting a new proxy with a later date, by voting via the Internet or by telephone at a later time, by voting in person at the meeting or by notifying Cintas' Secretary in writing at the address under "Questions?" on page 59.
Quorum
In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person.
Votes needed
The nine nominees receiving the most votes will be elected as members of the Board subject to a resignation policy in our Bylaws that applies to any nominee who does not receive a majority of the votes cast. See "Election of Directors" on page 3. Approval of Proposals 2, 3 and 4 requires the affirmative vote of the majority of the votes cast on each proposal. Approval of all other matters considered at the meeting, including postponement or adjournment, will require the affirmative vote of a majority of the votes cast.
Abstentions (including abstentions with respect to one or more nominees) and broker nonvotes count for quorum purposes, but not for voting purposes. Broker nonvotes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.
Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accounting firm. A bank or broker does not have discretion to cast votes with respect to Proposal 1, 2 or 3 unless it has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your votes with respect to these Proposals are counted. Abstentions and broker nonvotes will have no effect on Proposals 1, 2 or 3, and abstentions will have no effect on Proposal 4. Because Proposal 4 is a "routine" matter, there will be no broker nonvotes on this Proposal.
Attending in person
Only shareholders, their proxy holders and Cintas' guests, each of which must be properly registered as described in the Notice, may attend the meeting.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)
The Nominating and Corporate Governance Committee of the Board has nominated for election the following individuals, namely: Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, Robert E. Coletti, Richard T. Farmer, Scott D. Farmer, James J. Johnson, Joseph Scaminace and Ronald W. Tysoe. Proxies solicited by the Board will be voted for the election of these nominees if no direction is given. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting, with each director to serve until such director's successor is elected and qualified or until such director's earlier resignation or removal. In voting to elect directors, shareholders are not entitled to cumulate their votes. Robert J. Kohlhepp, Chairman of Board, will be retiring effective September 30, 2016.
In accordance with NASDAQ Stock Market, LLC (NASDAQ) rules, our Board affirmatively determines the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the NASDAQ listing standards and rules promulgated under the Securities Exchange Act of 1934. Cintas' director independence standards, incorporated in the Corporate Governance Guidelines, are available on our website at www.cintas.com, under About Us – Investors – Corporate Governance. Based on these standards, the Board determined that each of the following nonemployee directors is independent: Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, James J. Johnson, Joseph Scaminace and Ronald W. Tysoe. Our Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. All directors are elected for one-year terms. Information on each of our nominees is given below.
An uncontested election is one in which the number of nominees does not exceed the number of directors to be elected. In an uncontested election, like this election, our Bylaws require that any nominee who does not receive a majority of the votes cast with respect to such nominee must promptly offer his or her resignation to the Board. The Nominating and Corporate Governance Committee will take the matter under advisement and make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board has 90 days following certification of the shareholder vote to consider the offer of resignation. Within such 90-day period, the Board will promptly disclose publicly its decision whether to accept the director's resignation offer.
If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.
_____________________________________________________________________________________________

Director Nominees

The Board recommends you vote FOR each of the following nominees:
Gerald S. Adolph(1)(2) 62
Gerald S. Adolph was elected a Director of Cintas in 2006. He is the Chairman of the Compensation Committee. Mr. Adolph has been a Principal with PWC Strategy& (formerly Booz & Company), a consulting firm, since 1981. Mr. Adolph held numerous leadership positions at Booz & Company, including Worldwide Chemicals Practice Leader, Worldwide Consumer and Health Practice Leader and Global Mergers and Restructuring Practice Leader. He also served on the Booz Allen Hamilton board of directors from 1994 to 1997. The Board believes that Mr. Adolph's consulting experience, giving him insight into various corporate governance and business management issues, as well as his status as an independent director, make his service on the Board integral to Cintas.

John F. Barrett(2)(4) 67
John F. Barrett was elected a Director of Cintas in 2012. Mr. Barrett has been the Chairman, President and Chief Executive Officer of Western & Southern Financial Group, a Cincinnati-based diversified family of financial services companies, since 2002. Mr. Barrett is also a Director of Convergys Corporation. He served as a director of The Fifth Third Bancorp and its subsidiary, The Fifth Third Bank, from 1988 to 2009, and The Andersons, Inc. from 1992 to 2008. The Board believes that Mr. Barrett's principal executive officer experience and service as a director of other publicly-traded companies, which have provided him with a deep understanding of business matters, his broad financial acumen and his status as an independent director, makes his service on the Board valuable to Cintas.

Melanie W. Barstad(1)(2) 63
Melanie W. Barstad was elected a Director of Cintas in 2011. Ms. Barstad was with the Johnson & Johnson Family of Companies, a diversified global provider of consumer products, prescription medicines and medical devices, for 23 years, retiring in 2009 as President of Women's Health in the Medical Device and Diagnostics Division. She served as a management board member on numerous Johnson & Johnson operating company boards including Johnson & Johnson Health Care Systems, Ethicon Endo Surgery and Johnson & Johnson Medical from 1997 to 2009. Ms. Barstad also served as co-chair of the Johnson & Johnson Women's Leadership Initiative. She has earned the National Association of Corporate Directors Board Leadership Fellow credentials. The Board believes that Ms. Barstad's experience running complex, enterprise-wide global businesses as a line executive and as a management board member and her status as an independent director makes her service on the Board valuable to Cintas.

Robert E. Coletti(3) 59
Robert E. Coletti was appointed a Director of Cintas in 2016 and is recommended as a Director nominee by the Nominating and Corporate Governance Committee. Mr. Coletti was recommended to the Nominating and Corporate Governance Committee by the Chief Executive Officer. Mr. Coletti has been a partner at the law firm of Keating Muething & Klekamp (KMK) since 1988 with a practice concentrated in the corporate, securities and financing areas. Mr. Coletti is a member of the KMK's Board of Directors. Mr. Coletti has been serving on the Miami University Board of Trustees since 2014. He has been a Trustee of the Miami University Foundation from 2006 to 2012, where he also served as Chairman of the Board from 2010 to 2012. The Board believes that Mr. Coletti's knowledge of Cintas through his many years of advising Cintas and his legal expertise surrounding complicated business matters, makes his service on the Board valuable to Cintas.

Richard T. Farmer 81
Richard T. Farmer is the founder of Cintas and has served as Chairman Emeritus of the Board since 2009. He served as Chairman of the Board of Cintas and its predecessor companies from 1968 to 2009. Prior to the founding of Cintas, Mr. Farmer worked with his family owned company, which Cintas acquired in the early 1970s. Prior to August 1, 1995, Mr. Farmer also served as Cintas' Chief Executive Officer. The Board believes that Mr. Farmer, as the founder of Cintas, possesses unparalleled experience in, and insight into, all aspects of Cintas' business, which he is able to contribute to the Board through his position as Chairman Emeritus of the Board.

Scott D. Farmer(3) 57
Scott D. Farmer joined Cintas in 1981. He has held the positions of Vice President – National Account Division, Vice President – Marketing and Merchandising, Rental Division Group Vice President and Chief Operating Officer. In 1994, he was elected to the Board. He was elected Chief Executive Officer in July 2003. Mr. Farmer will be appointed Chairman of the Board effective as of September 30, 2016, upon Mr. Kohlhepp's retirement. The Board believes that Mr. Farmer's breadth of knowledge and experience in the areas of marketing, business development and corporate strategy, as well as his familiarity with all aspects of Cintas' business, renders his service on the Board extremely beneficial to Cintas.

James J. Johnson(2)(4) 69
James J. Johnson was elected a Director of Cintas in 2009. Mr. Johnson was with The Procter & Gamble Company, a manufacturer and marketer of consumer products, for 35 years, retiring in June 2008 as Chief Legal Officer. The Board believes that Mr. Johnson's experience with the myriad of legal issues surrounding a publicly-traded company and his status as an independent director renders his service on the Board invaluable to Cintas.

Joseph Scaminace(1)(2)(3) 63
Joseph Scaminace was elected a Director of Cintas in 2010. He is designated as Lead Director of the Cintas Board of Directors and is Chairman of the Executive Committee and the Nominating and Corporate Governance Committee. Mr. Scaminace has been Chairman, President and CEO of Vectra Corporation (formerly OM Group, Inc.), a diversified industrial growth company, since 2005 until his retirement in 2015. Prior to joining Vectra Corporation, Mr. Scaminace was the President and Chief Operating Officer of The Sherwin-Williams Company, a paint and coatings company, where he had worked in various capacities since 1983. He is a member of the Board of Trustees of The Cleveland Clinic. Mr. Scaminace is also a Director of Parker Hannifin Corporation. The Board believes that Mr. Scaminace's principal executive officer experience and service as a director of another publicly-traded company, which have provided him insight into high-level corporate governance and executive compensation matters, as well as his independent director status, make him an integral member of Cintas' Board.

Ronald W. Tysoe(2)(4) 63
Ronald W. Tysoe was elected a Director of Cintas in 2008. He is the Chairman of the Audit Committee. He served as Vice Chairman of Federated Department Stores, Inc. (now known as Macy's Inc.), a clothing and home furnishings company, from April 1990 to October 2006. Mr. Tysoe is also a Director of Canadian Imperial Bank of Commerce, Scripps Networks Interactive, Inc., Taubman Centers, Inc. and J. C. Penney Company, Inc. He previously served as a director of Pzena Investment Management Inc. from 2008 until 2013. The Board believes that Mr. Tysoe's service as a Vice Chairman of another publicly-traded company, his independent director status and the fact that he is an "audit committee financial expert" under SEC guidelines, given his understanding of accounting and financial reporting, disclosures and controls, make his Board service extremely beneficial to Cintas.

Retiring Director

Robert J. Kohlhepp(3) 72
Robert J. Kohlhepp has been a Director of Cintas since 1979. He has been employed by Cintas since 1967 serving in various executive capacities including Vice President – Finance, Executive Vice President, President, Chief Executive Officer and Vice Chairman of the Board. He was elected Chairman of the Board in 2009. He is also a Director of Parker Hannifin Corporation. He served as a director of Eagle Hospitality Properties Trust, Inc. from 2004 until 2008. The Board believes that Mr. Kohlhepp's long-time service to Cintas, much of which has been in an executive capacity, has given him significant experience with capital management and allocation and public company financial statement preparation, uniquely qualifying him to serve as the Chairman of the Board.

Richard T. Farmer is the father of Scott D. Farmer and father-in-law of Robert E. Coletti.
Scott D. Farmer is the brother-in-law of Robert E. Coletti.

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Nominating and Corporate Governance Committee of the Board.

(3)	Member of the Executive Committee of the Board.

(4)	Member of the Audit Committee of the Board.

CORPORATE GOVERNANCE
Cintas is a Washington corporation and, therefore, governed by the corporate laws of Washington. Since its stock is publicly traded on the NASDAQ Global Select Market and it files reports with the SEC, it is also subject to the rules of NASDAQ as well as various provisions of federal securities laws and the Sarbanes-Oxley Act of 2002 (SOX).
Governance of the Company is placed in the hands of the directors who, in turn, elect officers to manage the business operations. The Board oversees the management of Cintas on your behalf. It reviews Cintas' long-term strategic plans and exercises direct decision making authority in all major decisions, such as significant acquisitions, deconsolidations and the declaration of dividends. The Board also reviews financial and internal controls and management succession plans.
During fiscal 2016, the Board met on four occasions. In addition, the independent directors met in executive session on four occasions during fiscal 2016 without the presence of management directors. The Lead Director presided over each session.
Cintas expects all directors to attend all regularly scheduled Board and shareholder meetings. All directors attended the 2015 Annual Meeting of Shareholders. Each of Cintas' directors attended all meetings of the Board and committees of which they were a member during fiscal 2016.
Shareholders may communicate with the full Board or individual directors on matters concerning Cintas by mail or through our website. Such communication should be sent to the attention of the Secretary. Interested persons may communicate directly and confidentially with our non-management directors by writing to Thomas E. Frooman, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737. However, any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to Cintas' business or communications that relate to improper or irrelevant topics. In addition, please note that the Secretary will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
The Board has adopted the Cintas Code of Conduct and Business Ethics applicable to officers, directors and employees. A copy of the Cintas Code of Conduct and Business Ethics is available on our website, www.cintas.com, under About Us. Cintas intends to post on its website within four business days after approval any amendments or waivers to the Code of Conduct and Business Ethics.
The directors have organized themselves into the committees described below to help carry out Board responsibilities. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.
The Executive Committee is composed of Joseph Scaminace (Chairman), Scott D. Farmer and Robert E. Coletti. Robert J. Kohlhepp was a member of this committee during fiscal 2016, but is retiring effective September 30, 2016. Robert E. Coletti will join this Committee upon Mr. Kohlhepp's retirement. The Executive Committee acts for the Board as required between Board meetings. This Committee had no meetings in fiscal 2016, but took several actions in writing.
Each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee is composed entirely of nonemployee directors, each of whom meets the relevant independence requirements established by NASDAQ and SOX that apply to their particular assignments.

Board Leadership Structure
The Board is responsible for evaluating and determining Cintas' leadership structure. During fiscal 2016, two separate individuals served in the capacities of Chairman and Chief Executive Officer (CEO). Robert J. Kohlhepp was elected our Chairman of the Board in 2009 and is retiring effective as of September 30, 2016. Upon Mr. Kohlhepp's retirement, Mr. S. D. Farmer will be appointed Chairman of the Board. Mr. S. D. Farmer has been our CEO since 2003. The Chairman of the Board will also serve as the CEO. The Board has no policy with respect to the separation of these offices. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to consider it each time that it elects the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate these offices, but it believes that there is no reason to do so at this time.
In electing the Chairman and appointing the CEO, the Board considers nominees' knowledge of and experience with Cintas and its corporate culture, general industry experience and other executive skills. Our Board recognizes that, depending on the circumstances, leadership models other than the current model might be appropriate. Our corporate governance guidelines provide that the Board selects the Chairman of the Board in the manner that it determines to be in the best interests of Cintas' shareholders.
The Board believes that having Mr. S. D. Farmer serve as both Chairman and CEO provides the most optimal leadership model by enhancing Mr. S. D. Farmer's ability to provide clear insight and direction of business strategies and plans to both the Board and management, which facilitates the efficient and effective functioning of the Board and our Company. As both a director and officer, Mr. S. D. Farmer fulfills a valuable leadership role that the Board believes is essential to the continued success of the Company’s business operations at this time while providing unified leadership and focus. In the Board’s opinion, Mr. S. D. Farmer’s dual role enhances the Company’s ability to coordinate long-term strategic direction with important business opportunities at the operational level and enhances his ability to provide insight and direction on important strategic initiatives impacting the Company and its shareholders to both management and the independent directors. With his many years of experience with Cintas, the board believes that Mr. S. D. Farmer is uniquely qualified to be Cintas' Chairman and CEO. We balance the current combined roles of Chairman and CEO by the appointment of a Lead Director. Notably, some governance commentators have concluded that there is no reason for a split in these roles when a counterbalance, such as a Lead Director, is present. Additionally, other commentators have noted that there is no evidence that separation of these roles improves company performance or shareholder returns.
The Board designates a nonemployee director to serve as the Lead Director to preside over meetings of independent directors, coordinate the activities of the other nonemployee directors, act as liaison among other directors, preside at Board meetings in the absence of the Chairman and to perform such other duties and responsibilities as the Board may determine. The Board has designated Joseph Scaminace as the Lead Director.
The Board's Role in Risk Oversight
The entire Board, rather than a separate board committee, oversees Cintas' risk management process. Cintas relies on a comprehensive enterprise risk management (ERM) process to aggregate, monitor, measure and manage risks. The ERM approach is designed to enable the Board to establish a mutual understanding with management of the effectiveness of Cintas' risk management practices and capabilities, to review Cintas' risk exposure and to elevate certain key risks for discussion at the Board level as appropriate.
Our senior management is responsible for identifying, assessing and managing the company's exposure to risk, and we have established a risk committee which is responsible for overseeing and monitoring our risk strategy and chartering risk mitigation related actions. The risk committee is chaired by the CEO and has broad-based functional representation including senior management from Cintas' corporate audit, legal, operations, security and finance areas. The CEO is the only member of the Board on the risk committee.

The risk committee has scheduled quarterly meetings, which may or may not take place depending on the current needs. At its meetings, the risk committee discusses risks to Cintas' business (operational, financial and legal), the potential impact to the business and the probability of occurrence in order to determine the best solution and identify the need for resource allocation. This process includes evaluating management's preparedness to respond to the risk if realized.
One risk committee meeting annually focuses entirely on ERM. The risk profiles and current and future mitigating actions are discussed and refined during subsequent meetings with senior management and the CEO. Thereafter, the risk committee presents a comprehensive report to the Board in an interactive session during which the Board has the opportunity to further discuss the risk committee's assessments and conclusions.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for nominating persons for election as directors at each annual shareholders' meeting, making recommendations for filling any Board vacancies that may arise between meetings due to resignation or other factors and developing and recommending to the Board corporate governance policies and guidelines for Cintas. Cintas does not have a formal policy regarding diversity in determining director nominees. However, in nominating directors, the Nominating and Corporate Governance Committee takes into account, among other factors which it may deem appropriate, the judgment, skill, diversity, business experience and needs of the Board as its function relates to the business of Cintas. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of Cintas. The Nominating and Corporate Governance Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates. However, in no event shall any nomination made by a shareholder be binding on Cintas unless it is made in strict accordance with Cintas' Bylaws as they may be amended from time to time. A copy of the Nominating and Corporate Governance Committee Charter is available on our website, www.cintas.com, under About Us – Investors – Corporate Governance.
Committee members: Joseph Scaminace (Chairman), Gerald S. Adolph, John F. Barrett, Melanie W. Barstad, James J. Johnson and Ronald W. Tysoe.
Meetings last year: Two
Audit Committee
The Audit Committee is governed by a written charter adopted by the Board. A copy of the Audit Committee Charter is available on our website, www.cintas.com, under About Us – Investors – Corporate Governance. Ronald W. Tysoe has been designated as an Audit Committee financial expert by the Board and the Board has determined that Mr. Tysoe satisfies the expertise and audit committee independence standards required by NASDAQ and the SEC.
The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also evaluates information received from the independent registered public accounting firm and management to determine whether the registered public accounting firm is independent of management. The independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Cintas concerning accounting, internal accounting controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting, auditing or financial matters.
The Audit Committee approves all audit and nonaudit services performed for Cintas by its independent registered public accounting firm prior to the time that those services are commenced. The Chairman also has the authority to approve these services between regularly scheduled meetings. In this event, the Chairman reports approvals made by him to the full Committee at each of its meetings. For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate time frame and proposed cost arrangements for that service.
Committee members: Ronald W. Tysoe (Chairman), John F. Barrett and James J. Johnson.
Meetings last year: Nine (five of which were telephonic meetings)

AUDIT COMMITTEE REPORT
The Audit Committee oversees Cintas' financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls over financial reporting. As part of the oversight processes, the Audit Committee regularly meets with management of Cintas, Cintas' independent registered public accounting firm and Cintas' Director of Internal Audit. The Audit Committee regularly meets with each of these groups separately in closed sessions. Throughout the year, the Audit Committee had full access to management, the independent registered public accounting firm and internal auditors for Cintas. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

(a)
reviewed and discussed Cintas' audited financial statements for fiscal 2016 with Cintas' management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

(b)	reviewed the quarterly earnings releases and reports on Form 10-K and Form 10-Q prior to release;

(c)
reviewed management's representations that the interim and audited financial statements were prepared in accordance with U.S. generally accepted accounting principles and fairly present the results of operations and financial position of Cintas;

(d)
reviewed and discussed with the independent registered public accounting firm the matters required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) 1301, Communication with Audit Committee and SEC rules, including matters related to the conduct of the audit of Cintas' financial statements;

(e)
discussed with the independent registered public accounting firm the firm's independence from management and Cintas including the matters in the written disclosures and letter received from the independent registered public accounting firm as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence;

(f)
based on the reviews and discussions with management and the independent registered public accounting firm, the independent registered public accounting firm's disclosures to the Audit Committee, the representations of management and the report of the independent registered public accounting firm, recommended to the Board, which adopted the recommendation, that Cintas' audited annual financial statements be included in Cintas' Annual Report on Form 10-K for the fiscal year ended May 31, 2016, for filing with the SEC;

(g)
reviewed all audit and nonaudit services performed for Cintas by the independent registered public accounting firm for the fiscal year ended May 31, 2016, and determined that its provision of nonaudit services was compatible with maintaining its independence from Cintas;

(h)
consulted with counsel regarding SOX, NASDAQ's corporate governance listing standards and the corporate governance environment in general and considered any additional requirements placed on the Audit Committee as well as additional procedures or matters the Audit Committee should consider;

(i)
reviewed and monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of SOX, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting and reviewed an attestation report from the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; and

(j)
examined the Audit Committee Charter to determine compliance by Cintas and the Audit Committee with its provisions and to determine whether any revisions to the Charter were advisable. An updated Cintas Audit Committee Charter was approved at the January 25, 2016 Audit Committee Meeting.  Only minor wording changes to the Charter were made.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, Ronald W. Tysoe (Chairman), John F. Barrett and James J. Johnson
The Audit Committee appointed Ernst & Young LLP as the independent registered public accounting firm to audit the fiscal 2016 financial statements.
Fees billed for services in fiscal 2016 and fiscal 2015 are as follows:

	Fiscal 2016	Fiscal 2015
Audit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,070,000	$1,143,650
Audit Related Fees(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$65,000	$59,500
Tax Fees(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$671,224	$398,501
___________

(1)	Audit related fees include review of benefit plan audits.

(2)	Tax fees consist of assistance with international tax compliance, transfer pricing studies, review of U.S. tax returns and consultation on business transactions.
All of the fees above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

Compensation Committee
The Compensation Committee is governed by a written charter adopted by the Board. A copy of the Compensation Committee Charter is available on our website, www.cintas.com, under About Us – Investors – Corporate Governance. In discharging the responsibilities of the Board relating to compensation of Cintas' CEO and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of Cintas' CEO and other senior executive officers, (ii) to oversee the compensation policies and programs of Cintas, including adopting, administering and approving Cintas' incentive compensation and stock plans and awards and amendments to the plans or awards and performing such duties and responsibilities under the terms of any executive compensation plan, incentive-compensation plan or equity-based plan and (iii) to oversee management succession planning. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. In fiscal 2016, the Committee believes it reviewed the necessary resources available to survey the compensation practices of Cintas' peers and keep abreast of compensation developments in the marketplace.
The Compensation Committee periodically reviews the compensation programs and policies that apply to all Cintas employee-partners to determine whether such programs and policies are reasonably likely to have a material adverse effect on Cintas. As part of the Compensation Committee’s on-going process, the Compensation Committee, with the assistance of Cintas’ human resources, finance and legal departments, conducted a formal assessment of these compensation programs and policies and determined that they do not create risks that are reasonably likely to have a material adverse effect on Cintas. Among the areas the Compensation Committee considered in determining that Cintas’ compensation programs and policies do not pose a material risk to Cintas included Cintas': compensation philosophy; compensation plan design (balanced pay mix, weightings of measures, performance targets and annual and long-term incentives); and compensation plan governance and oversight (selection of performance targets, stock ownership requirements, claw-back policy, and hedging policy).
Cintas' executive compensation policies are designed to support the corporate objective of maximizing the long-term value of Cintas for its shareholders and employee-partners. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. Cintas, with the Compensation Committee's oversight, uses short and long-term incentive and equity compensation plans to ensure company objectives are achieved.
The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled "Executive Compensation."
Committee members: Gerald S. Adolph (Chairman), Melanie W. Barstad and Joseph Scaminace.
Meetings last year: Three (one of which was a telephonic meeting)
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee, listed above, has ever been an officer or employee of Cintas, nor have they been an executive officer of another entity at which one of our executive officers serves on the Board. No executive officer of Cintas serves as a director or as a member of a committee of any company of which any of Cintas' nonemployee directors are executive officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in Cintas' Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 31, 2016.
Committee Members: Gerald S. Adolph (Chairman), Melanie W. Barstad and Joseph Scaminace.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses and analyzes the compensation awarded to, earned by, or paid to Cintas' named executive officers, as set forth in the Fiscal 2016 Summary Compensation Table and other executive compensation tables and narratives contained in this proxy statement. It also discusses the principles underlying our policies and decisions.
For fiscal 2016, the Company's named executive officers were the following five current executive officers:

Name	Title
Scott D. Farmer	Chief Executive Officer
J. Michael Hansen	Vice President - Finance and Chief Financial Officer
J. Phillip Holloman	President and Chief Operating Officer
Thomas E. Frooman	Senior Vice President, Secretary and General Counsel
Paul F. Adler	Vice President and Treasurer
Overview of Compensation Program
The Compensation Committee oversees the compensation programs of Cintas, with particular attention to the compensation for its CEO and the other executive officers. It is the responsibility of the Compensation Committee to review and approve or, as the case may be, recommend to the Board for approval, changes to Cintas' compensation policies and benefit plans, to administer Cintas' stock plans including recommending and approving stock-based awards to executive officers, and to otherwise ensure that Cintas' compensation philosophy is consistent with the best interests of Cintas and its shareholders and is properly implemented and monitored. Generally, the types of compensation and benefits provided to all executive officers are similar.
The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid-time-off plans and policies applicable to salaried employees in general is handled by Cintas' human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.
Compensation Philosophy and Objectives
The primary focus of our executive compensation program is to support the corporate objective of maximizing the long-term value for our shareholders and employee-partners. We also strive to provide a competitive level of total compensation to all of our employee-partners, including the executive officers, that attracts and retains talented and experienced individuals and that motivates them to contribute to Cintas' short-term and long-term success.
Our incentive compensation program is designed to reward both individual and team performance, measured by overall Cintas results and individual achievement. The Management Incentive Plan for fiscal 2016 applies to all of our executive officers. The incentive compensation arrangement for our CEO, Mr. Scott D. Farmer, was generally based on Cintas' earnings per share (EPS), growth in sales and other performance goals selected by the Committee. The incentive compensation arrangement for our President and Chief Operating Officer, Mr. J. Phillip Holloman, was generally based on Cintas' EPS, growth in sales for operations within his responsibility, growth in net income for operations within his responsibility and the accomplishment of certain individual goals. The incentive compensation arrangements for our Vice President - Finance and Chief Financial Officer, Mr. J. Michael Hansen, our Senior Vice President, Secretary and General Counsel, Mr. Thomas E. Frooman and our Vice President and Treasurer, Mr. Paul F. Adler were generally based on Cintas' EPS and achievement of certain individual goals.

Compensation Decision-Making Process
The Compensation Committee determines the compensation for the executive officers based on recommendations made by management as discussed below. Annually, the Committee reviews a market analysis of executive compensation plans. The analysis looks at published general industry survey data by revenue size. The Committee evaluates base salary, annual cash incentives, long-term compensation and other compensation. Our analysis shows that our named executive officers' target compensation is competitive with the total compensation of respective named executive officers in our market analysis.
Based on the market analysis and individual performance, the Chairman of the Executive Committee makes a recommendation to the Committee on the CEO's base salary and annual cash incentive target for the upcoming fiscal year. The CEO makes a recommendation to the Committee for the base salaries and annual cash incentive targets for the upcoming fiscal year for other executive officers.
In October 2015, and at various meetings held during the remainder of fiscal 2016, the Board reviewed the results of our 2015 "say-on-pay" vote, where over 99% of the votes cast approved of our named executive officers' compensation. Based on the results of the 2011 "say-on-frequency" vote, the Board determined that we will conduct say-on-pay votes on an annual basis until the next say-on-frequency vote is held. In addition, after taking into consideration the strong support for our executive compensation program reflected in the 2015 say-on-pay results, the Compensation Committee decided to generally continue to apply the same philosophy, compensation objectives and governing principles as it used for fiscal 2015 when making subsequent decisions or adopting subsequent policies regarding named executive officer compensation. The Committee believes the voting results again demonstrate significant support for our named executive officer pay program and did not make any changes to the fiscal 2016 program specifically in response to the 2015 say-on-pay results. The Compensation Committee has, however, continued to monitor the voting policies of our institutional shareholders and their advisors since last year as well as review the overall program to ensure it achieves the designed goal as set forth in "Compensation Philosophy and Objectives" and will continue to take those voting policies and the effectiveness of the program into account when considering changes to our executive compensation program.

Key Elements of Compensation
The table below summarizes the key fiscal 2016 compensation program elements for our named executive officers:

Element	Form of Compensation	Purpose
Base Salaries	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent
Annual Cash Incentives	Cash	Provides a variable financial incentive to achieve corporate and individual operating goals
Long-Term Equity Incentives	Non-qualified stock options, restricted stock units or restricted stock
Encourages, under the terms of Cintas' equity plan, named executive officers to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with our shareholders

Health, Retirement and Other Benefits
Eligibility to participate in benefit plans generally available to our employee-partners, including Partners' Plan contributions (described below), health, life insurance and disability plans, deferred compensation plan, and certain perquisites
Benefit plans are part of a broad-based employee benefits program. The deferred compensation plan and perquisites provide competitive benefits to our named executive officers
We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employee-partners because of the significant emphasis on pay-for-performance principles. Generally, approximately 50% of a named executive officer's total compensation is based on Cintas' results and the attainment of individual goals. As a result, Cintas' performance has a significant effect on the amount of compensation realized by the executive officers.
Each of these elements of pay is described and analyzed in more detail in the following pages.

Base Salaries
The Compensation Committee annually reviews the base salaries of our executive officers. The Committee also reviews an executive officer's base salary whenever there is a change in that executive officer's job responsibilities.
The factors that influence base salary decisions are level and scope of responsibility, salary offered by comparably sized companies, overall performance of the individual and overall performance of Cintas.
The following are the fiscal 2016 base salaries that were approved by the Compensation Committee for our named executive officers:

Officer	Fiscal 2016 Base Salary ($)	% Increase Over the Prior Year
Scott D. Farmer	1,000,000	19.0%
J. Michael Hansen	360,000	5.9%
J. Phillip Holloman	643,966	3.0%
Thomas E. Frooman	499,550	3.0%
Paul F. Adler	250,000	13.6%
The 19.0% increase over the prior year base salary for Mr. S. D. Farmer reflects a market adjustment to get him closer to the median base salary of the market for a company with revenue between $3 and $6 billion. The increase over the prior year base salary for Mr. Hansen reflects a market adjustment for his position and experience compared to similar positions in the market for companies with revenue between $3 and $6 billion. The 13.6% increase over the prior year base salary for Mr. Adler reflects his promotion to Vice President and Treasurer in fiscal 2016.
Annual Cash Incentives
The Compensation Committee strongly believes that variable annual cash incentives provide a direct financial incentive for executive officers to achieve corporate and individual operating goals. At the beginning of each fiscal year, the Committee establishes an annual cash incentive target for each participating named executive officer based on certain financial and non-financial goals.
The performance components and targets were derived from the operating plans for Cintas for fiscal 2016 and represent goals for that year that the Committee believed would be challenging for Cintas, yet achievable if senior and operating management met or surpassed their business unit goals and objectives.
The Committee anticipates that similar performance components and targets will be utilized in fiscal 2017 because these objectives are important and Cintas continues to make progress on these objectives. However, the Committee reserves the right to determine on an ongoing basis the performance components and targets it will use in developing the performance-based portion of the named executive officers' compensation.
For fiscal 2016, the Committee approved a total compensation plan for Mr. S. D. Farmer. The aggregate amount of Mr. S. D. Farmer's annual cash incentive for fiscal 2016 is comprised of the financial objectives of fiscal 2016 Cintas EPS, fiscal 2016 sales growth and certain non-financial goals. The EPS and sales growth goals were established with reference to the operating plans for Cintas for fiscal 2016. The EPS goals for all participants were identical. The percentage of the target annual cash incentive related to the fiscal 2016 Cintas EPS, the growth of fiscal 2016 sales and the non-financial goals relating to safety, employee diversity, software implementation and growth metrics, were 37.5%, 37.5% and 25%, respectively. The Management Incentive Plan provided that if Cintas met the targeted EPS, sales growth and the other non-financial goals, Mr. S. D. Farmer would receive a target annual cash incentive of $650,000. Based upon the overall achievement of these objectives, Mr. S. D. Farmer could earn from 0% to a maximum of 200% of the target annual cash incentive.
Under the Management Incentive Plan, annual cash incentive calculations for achievement of financial goals are based on actual results, subject to adjustment at the discretion of the Compensation Committee to exclude items that are not operational, such as accounting principle changes or revenue from an acquisition that was not in the business plan.

The annual cash incentive payout percentage multiplier for each component of Mr. S. D. Farmer's target annual cash incentive is provided in the following tables (for each participating named executive officer, annual cash incentive payouts are interpolated on a straight-line basis for achievement between the levels of achievement established for the financial components of the annual cash incentives):

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$3.56	0%
Threshold	$3.56	25%
Target	$3.83	100%
Maximum	$4.21	200%

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Fiscal 2015)	Annual Cash Incentive Payout
Below Threshold	<5.4%	0%
Threshold	5.4%	25%
Target	6.9%	100%
Maximum	9.9%	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
The Grants of Plan-Based Awards for Fiscal 2016 table outlines estimated possible payouts under this non-equity incentive plan award. Based on Cintas' EPS and sales growth for fiscal 2016, Mr. S. D. Farmer received an annual cash incentive award of $872,026. The fiscal 2016 EPS used in the incentive plan calculations was the Company's reported diluted EPS from continuing operations of $4.09 per diluted share. This EPS figure excludes the impacts of the previously divested Document Management businesses. Sales growth on Cintas' continuing operations for fiscal 2016 was 9.57%. Mr. S. D. Farmer received $162,500 based on the performance of the non-financial goals outlined above. His individual performance level was "Meets Goals." Mr. S. D. Farmer's total fiscal 2016 annual cash incentive award was $1,034,526.
For fiscal 2016, the Committee approved a total compensation plan for Mr. Holloman. The aggregate amount of Mr. Holloman's annual cash incentive for fiscal 2016 is comprised of the financial objectives of fiscal 2016 Cintas EPS, fiscal 2016 sales growth for operations within his responsibility, fiscal 2016 income growth for the operations within his responsibility and the accomplishment of certain non-financial goals. The sales growth and income growth goals were established with reference to the operating plans for operations within Mr. Holloman's responsibility for fiscal 2016. The percentage of the target annual cash incentive related to fiscal 2016 Cintas EPS, the fiscal 2016 growth of sales for operations within his responsibility, the fiscal 2016 income for operations within Mr. Holloman's responsibility and the non-financial goals relating to safety, employee diversity, cross selling and acquisition integration are 30%, 30%, 15% and 25%, respectively. The Management Incentive Plan provided that if Cintas met the targeted EPS as well as sales growth and income growth for operations within his responsibility and the other non-financial goals, Mr. Holloman would receive a target annual cash incentive of $387,696. Based upon the overall achievement of these objectives, Mr. Holloman could earn from 0% to a maximum of 200% of the target annual cash incentive.

The annual cash incentive payout percentage multiplier for each financial component of Mr. Holloman's target annual cash incentive is provided in the following tables:

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$3.56	0%
Threshold	$3.56	50%
Target	$3.83	100%
Maximum	$4.21	200%

Sales Growth Component Level of Achievement	Sales Growth Goals (% Growth Over Fiscal 2015)	Annual Cash Incentive Payout
Below Threshold	<7.11%	0%
Threshold	7.11%	50%
Target	8.61%	100%
Maximum	11.61%	200%

Income Growth Component Level of Achievement	Income Growth Goals (% Growth Over Fiscal 2015)	Annual Cash Incentive Payout
Below Threshold	<10.96%	0%
Threshold	10.96%	50%
Target	11.46%	100%
Maximum	13.46%	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
The Grants of Plan-Based Awards for Fiscal 2016 table outlines estimated possible payouts under this non-equity incentive plan award. Based on Cintas' EPS, fiscal 2016 sales growth for operations within his responsibility and fiscal 2016 income growth for operations within his responsibility, Mr. Holloman received an annual cash incentive award of $506,141 for these components. Mr. Holloman received $96,924 based on the performance of the non-financial goals outlined above. His individual performance level was "Meets Goals." Mr. Holloman's total fiscal 2016 annual cash incentive award was $603,065.

For fiscal 2016, the Committee approved total compensation plans for Mr. Hansen, Mr. Frooman and Mr. Adler. The aggregate amount of annual cash incentive for fiscal 2016 for Mr. Hansen, Mr. Frooman and Mr. Adler is comprised of the sum of that named executive officer's incentive for the Cintas EPS component and the individual performance component (consisting of a subjective performance evaluation rather than performance against specified individual performance goals). Based upon overall performance, the eligible named executive officers could earn from 0% to a maximum of 200% of the annual cash incentive target. The following table sets forth the annual cash incentive targets and performance criteria that were reviewed and approved by the Committee:

Name	Annual Cash Incentive Target ($)	EPS Component	Individual Performance Component
J. Michael Hansen	133,560	50%	50%
Thomas E. Frooman	234,578	50%	50%
Paul F. Adler	68,900	50%	50%
The annual cash incentive payout percentage multiplier for each component is provided in the following tables:

EPS Component Level of Achievement	EPS Goals	Annual Cash Incentive Payout
Below Threshold	<$3.56	0%
Threshold	$3.56	50%
Target	$3.83	100%
Maximum	$4.21	200%

Individual Performance Component Level of Achievement	Annual Cash Incentive Payout
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
Exceeds Goals	150%
Outstanding Achievement	200%
The Grants of Plan-Based Awards for Fiscal 2016 table outlines estimated possible payouts under these non-equity incentive plan awards. As presented to and approved by the Committee, the actual annual cash incentive payments earned for fiscal 2016 as reflected in the Fiscal 2016 Summary Compensation Table are as follows: Mr. Hansen earned a fiscal 2016 annual cash incentive award of $229,336. Mr. Hansen's individual performance level was between "Exceeds Goals" and "Outstanding Achievement," and Cintas' EPS was between "Target" and "Maximum." Mr. Frooman earned a fiscal 2016 annual cash incentive award of $373,473. His individual performance level was "Exceeds Goals" and Cintas' EPS was between "Target" and "Maximum." Mr. Adler earned a fiscal 2016 annual cash incentive award of $109,696. His individual performance level was "Exceeds Goals" and Cintas' EPS was between "Target" and "Maximum."
Long-Term Equity Incentives
Long-term equity incentive compensation is comprised of opportunities to earn non-qualified stock options, restricted stock units and/or restricted stock. With respect to the participating named executive officers, these awards are made pursuant to the criteria outlined in the Management Incentive Plan. The purpose of such awards is to incentivize named executive officers to profitably grow Cintas' long-term business objectives and encourage named executive officers to build and maintain a long-term equity ownership position in Cintas so that their interests are aligned with those of our shareholders.

The amount of equity awards eligible for Mr. S. D. Farmer is based on a target level of Cintas' EPS and a target level of Cintas' sales growth. After the award was calculated, the Committee determined the form of payout, which for fiscal 2016 was restricted stock units and restricted stock for Mr. S. D. Farmer.
The amount of equity awards eligible for Mr. Holloman is based on a target level of Cintas' EPS, sales growth for operations within his responsibility and net income growth for operations within his responsibility. After the award was calculated, the Committee determined the form of payout, which for fiscal 2016 was restricted stock for Mr. Holloman.
The amount of equity awards eligible for Mr. Hansen, Mr. Frooman and Mr. Adler is based on a target level of Cintas' EPS and individual achievement. Mr. Hansen, Mr. Frooman and Mr. Adler receive 75% of their award value paid in stock options and 25% of their award value paid in restricted stock as determined by the Committee.
The tables below provide more detail with respect to the award percentage multiplier tied to each milestone level of achievement:

EPS Component Level of Achievement	EPS Goals	Equity Award %
Below Threshold	<$3.56	0%
Threshold	$3.56	50%
Target	$3.83	100%
Maximum	$4.21	200%
The sales growth component for Mr. S. D. Farmer was considered by the Committee on a basis identical to the table shown previously under the Annual Cash Incentives section. Both the sales growth and net income components for Mr. Holloman were considered by the Committee on a basis identical to the tables shown previously under the Annual Cash Incentives section.
The Committee determined that equity awards would be based on an established target for Mr. Hansen, Mr. Frooman and Mr. Adler. The factors that influence the setting of targets are level of responsibility, market compensation analysis and overall performance of the individual. The Committee reviewed and approved the targets at the beginning of the fiscal year, and the award was granted based upon that named executive officer's performance compared to the targets outlined below:

Individual Performance Component Level of Achievement	Equity Award %
Does Not Meet Goals	0%
Meets Most Goals	50%
Meets Goals	100%
Exceeds Goals	150%
Outstanding Achievement	200%
On July 26, 2016, Mr. Hansen, Mr. Frooman and Mr. Adler were awarded 26,370, 24,450 and 8,047 non-qualified stock options, respectively, under Section 6 of the 2005 Equity Compensation Plan based on Cintas' fiscal 2016 EPS and their individual performance level, as outlined under the Annual Cash Incentives section. Regarding Mr. S. D. Farmer and Mr. Holloman's awards, in accordance with the 2005 Equity Compensation Plan and with consideration that Mr. S. D. Farmer and Mr. Holloman are over the age of 55, the Committee determined to settle Mr. S. D. Farmer's opportunity in time-based restricted stock and time-based restricted stock units and Mr. Holloman's opportunity in time-based restricted stock.
As dictated by the 2005 Equity Compensation Plan, stock option awards have an exercise price equal to the closing stock price on the date of the award. As a result, stock options awarded to the named executive officers increase in value only if the market price of the common stock increases. Stock options vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant.

On August 1, 2016, Mr. S. D. Farmer was awarded 46,550 shares of restricted stock under Section 8 of the 2005 Equity Compensation Plan and 58,574 restricted stock units under Section 10 of the 2005 Equity Compensation Plan. These shares and units were awarded as Mr. S. D. Farmer's long-term equity award. Also on August 1, 2016, Mr. Holloman was awarded 42,282 shares of restricted stock under Section 8 of the 2005 Equity Compensation Plan as his long-term equity award. On July 26, 2016, Mr. Hansen, Mr. Frooman and Mr. Adler were also awarded 8,790, 10,236 and 2,683 shares of restricted stock, respectively, under Section 8 of the 2005 Equity Compensation Plan based on Cintas' fiscal 2016 EPS and their individual performance level, as outlined under the Annual Cash Incentives section.
Additionally, in August 2015, Cintas clarified that, due to equity award limitations provided for under the 2005 Equity Compensation Plan, Mr. S. D. Farmer's fiscal 2014 equity grant from July 28, 2014 had consisted of only 78,665 shares of restricted stock, with the balance of the award issued in the form of 13,918 cash-settled restricted stock units subject to vesting on July 28, 2017.
Restricted stock and restricted stock units generally vest three years from the date of grant.
Health, Retirement and Other Benefits
Cintas' benefits program includes retirement plans and group insurance plans. The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection from events which could interrupt the executive officer's employment and/or income received as an active employee.
The retirement plans offered to executive officers include Cintas' Partners' Plan and the Deferred Compensation Plan. The Partners' Plan is a noncontributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. The Deferred Compensation Plan is discussed in more detail in the Nonqualified Deferred Compensation for Fiscal 2016 table of this proxy statement, and its accompanying narrative and footnotes.
Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation. These benefits and their incremental cost to Cintas are described in the Fiscal 2016 Summary Compensation Table and its footnotes. The Committee believes these perquisites to be reasonable, comparable with peer companies and consistent with Cintas' overall compensation practices.
Stock Ownership Guidelines
The Compensation Committee believes that Cintas' named executive officers should own particular amounts of shares of stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the named executive officers. Each named executive officer is required to maintain a minimum equity stake in Cintas stock based on his job position. The following table shows the stock ownership requirements for the named executive officers:

Officer	Minimum Ownership Requirement (Multiple of Base Salary)
Chief Executive Officer	6x
Chief Financial Officer	3x
President and Chief Operating Officer	3x
Senior Vice President, Secretary, and General Counsel	3x
Vice President and Treasurer	2x
The guidelines are assessed annually and are determined based on the current market practice and utilizing the respective named executive officer's base salary and closing stock price on the last day of the fiscal year. The named executive officers are notified about their ownership requirements annually. With the exception of the CEO, all named executive officers must come into compliance within five years from the effective date of these requirements, which was July 2010. All newly hired or promoted named executive officers will have seven years from the time of hiring or promotion to achieve the minimum ownership requirement. Currently, all named executive officers are in compliance with their ownership requirements.

For purposes of these requirements, stock ownership includes: (i) stock held outright by the named executive officer (or his spouse or dependents); (ii) stock held beneficially through the Cintas Partners' Plan; (iii) stock held in an individual brokerage account; (iv) stock granted to the named executive officer but not yet vested (i.e., restricted stock or restricted stock units); and (v) stock obtained through stock option exercise. Failure to meet or to show sustained progress toward meeting the ownership requirements may result in a reduction in future annual and/or long-term cash incentive payouts in the form of stock. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited our officers from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease in the market value of Cintas securities. Our Insider Trading Policy also prohibits our officers from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our Chief Executive Officer in connection with a planned retirement from Cintas. Currently, all named executive officers are in compliance with this anti-hedging policy.
Change in Control Agreements
Cintas has no policy regarding change in control agreements. For a further discussion on this topic, please see the section titled "Potential Payments Upon Termination, Retirement or Change of Control" of this proxy statement.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation we may deduct in any one year with respect to certain named executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Compensation Committee believes that this tax deduction is only one of several relevant considerations in setting compensation.  As a result, the Compensation Committee may approve compensation that in certain cases is not deductible for federal income tax purposes. Moreover, even if the Compensation Committee intends to grant compensation that qualifies as performance-based compensation for purposes of Section 162(m) of the Code, Cintas cannot guarantee that such compensation will so qualify or ultimately will be deductible.
Recovery of Prior Awards
The Committee has adopted a claw-back policy, which provides that in the event of an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. federal securities laws, the Committee has the right to use reasonable efforts to recover from any of our current or former officers who received incentive based compensation (including annual cash incentives, non-qualified stock options or restricted stock) during the three-year period preceding the date on which Cintas is required to prepare an accounting restatement any excess incentive based compensation awarded as a result of the misstatement. This policy applies to incentive based compensation granted after June 1, 2011. This claw-back policy is intended to be interpreted (or in future years revised) in a manner consistent with any applicable rules or regulations adopted by the SEC or NASDAQ as contemplated by Section 10D of the Securities Exchange Act of 1934 and any other applicable law and shall otherwise be interpreted in the best business judgment of the Committee.

FISCAL 2016 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned by our Chief Executive Officer, Chief Financial Officer, and our other most highly compensated executive officers during fiscal 2016, 2015 and 2014. These individuals are collectively referred to as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Scott D. Farmer	2016	1,000,000	—	5,171,886	—	1,034,526	280,362	7,486,774
Chief Executive Officer	2015	840,474	—	4,116,782	—	802,400	332,640	6,092,296
and Director	2014	815,994	—	3,082,864	—	657,360	144,666	4,700,884
J. Michael Hansen	2016	360,000	—	452,980	315,800	229,336	43,203	1,401,319
Vice President - Finance	2015	340,000	—	198,298	160,649	159,888	49,278	908,113
and Chief Financial Officer	2014	288,480	—	88,128	70,290	152,894	30,087	629,879
J. Phillip Holloman	2016	643,966	—	2,149,422	—	603,065	113,297	3,509,750
President and Chief	2015	625,210	—	1,710,798	—	471,780	155,273	2,963,061
Operating Officer	2014	607,000	—	1,281,136	—	420,921	80,080	2,389,137
Thomas E. Frooman	2016	499,550	—	568,902	315,800	373,473	56,411	1,814,136
Senior Vice President,	2015	485,000	—	457,660	289,866	398,825	70,638	1,701,989
Secretary and General Counsel	2014	466,000	—	342,720	212,148	383,985	40,572	1,445,425
Paul F. Adler	2016	250,000	—	149,106	103,930	109,696	40,329	653,061
Vice President and
Treasurer
___________

(1)
No discretionary cash bonuses were paid to any named executive officer during fiscal 2016, 2015 or 2014. A discretionary cash bonus is a cash payment made outside of the Management Incentive Plan and determined at the discretion of the Compensation Committee.

(2)
The amounts reported for restricted stock, restricted stock units and stock options are the aggregate grant date fair values of awards granted during the fiscal year (except for the 13,918 cash-settled restricted stock units granted to Mr. S. D. Farmer on August 4, 2015, the value of which was already accounted for in this column for fiscal year 2015) calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). For more information on the assumptions used for these awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2016. Amounts disclosed represent the probable outcome of the applicable performance conditions. In the event that the highest level of performance was achieved for these awards, the amounts would be as follows: $10,343,773 for Mr. S. D. Farmer, $1,537,561 for Mr. Hansen, $4,298,844 for Mr. Holloman, $1,769,404 for Mr. Frooman and $506,071 for Mr. Adler.

(3)	Reflects the annual cash incentive awards earned by the named executive officers under the Management Incentive Plan discussed in further detail beginning on page 19.

(4)
All other compensation for fiscal 2016 includes reimbursements for auto allowances, executive medical programs, Cintas Partner's Plan contributions and restricted stock dividends. Cintas Partners' Plan contributions were as follows: $10,178 for Mr. S. D. Farmer, $10,005 for Mr. Hansen, $9,992 for Mr. Holloman, $9,931 for Mr. Frooman and $8,504 for Mr. Adler. Restricted stock dividends were as follows: $233,402 for Mr. S. D. Farmer, $17,386 for Mr. Hansen, $87,231 for Mr. Holloman, $32,622 for Mr. Frooman and $2,459 for Mr. Adler. All other compensation for fiscal 2016 also includes financial planning fees for Mr. S. D. Farmer and contributions to the deferred compensation plan equal to $13,477 for Mr. Adler.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2016
The following table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2016:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Exercise or Base Price of Option Awards(7) ($/sh)	Grant Date Fair Value of Stock and Option Awards(8) ($)
Scott D. Farmer(1)	8/15/2015	0	650,000	1,300,000
	8/15/2015(4)				0	29,223	58,446		2,585,943
	8/15/2015(6)				0	29,223	58,446		2,585,943
J. Michael Hansen(2)	8/15/2015	0	133,560	267,120
	8/15/2015(5)				0	15,357	30,714	88.49	315,800
	8/15/2015(6)				0	5,119	10,238		452,980
J. Phillip Holloman(3)	8/15/2015	0	387,696	775,392
	8/15/2015(4)				0	12,145	24,290		1,074,711
	8/15/2015(6)				0	12,145	24,290		1,074,711
Thomas E. Frooman(2)	8/15/2015	0	234,578	469,156
	8/15/2015(5)				0	15,357	30,714	88.49	315,800
	8/15/2015(6)				0	6,429	12,858		568,902
Paul F. Adler(2)	8/15/2015	0	68,900	137,800
	8/15/2015(5)				0	5,054	10,108	88.49	103,930
	8/15/2015(6)				0	1,685	3,370		149,106
___________

(1)
Mr. S. D. Farmer is eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and sales growth. Mr. S. D. Farmer is also eligible for an annual cash incentive based on other performance goals outlined by the Compensation Committee. If Cintas meets the targeted EPS and targeted sales growth and Mr. S. D. Farmer achieves his non-financial goals, Mr. S. D. Farmer will receive the targeted amount. This amount for EPS and sales growth can decrease to 0% or increase up to 200%. For other performance goals the annual cash incentive can decrease to 0% but not exceed the targeted amount, depending on the extent to which these goals are achieved. Restricted stock and restricted stock units are granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(2)
Mr. Hansen, Mr. Frooman and Mr. Adler are eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and individual goals linked to the named executive officer's individual area of responsibility. If Cintas meets the targeted EPS and the named executive officer achieves his individual goals, he will receive the targeted amount. This amount can decrease to 0% or increase up to 200% of the target depending on the extent to which EPS and individual goals are achieved. If the goals up to a certain level are not met, no incentive will be paid. Restricted stock and non-qualified stock options are granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(3)
Mr. Holloman is eligible for an annual cash incentive and a long-term equity incentive award based on the achievement of targeted Cintas EPS and sales and net income growth for operations within his responsibility. Mr. Holloman is also eligible for an annual cash incentive based on the accomplishment of certain non-financial goals outlined by the Compensation Committee. If Cintas meets the targeted EPS and targeted sales and net income growth for operations within his responsibility and Mr. Holloman achieves his individual goals, Mr. Holloman will receive the targeted amount. This amount for EPS, sales growth and income growth can decrease to 0% or increase up to 200%. For other performance goals the annual cash incentive can decrease to 0% but not exceed the targeted amount, depending on the extent to which these goals are achieved. Restricted stock is granted pursuant to the terms and conditions of the 2005 Equity Compensation Plan.

(4)
In accordance with the 2005 Equity Compensation Plan and with consideration that Mr. S. D. Farmer and Mr. Holloman are over the age of 55, the Committee determined to settle Mr. S. D. Farmer's portion in restricted shares and restricted stock units and Mr. Holloman's portion in restricted shares. Restricted shares and restricted stock units vest after three years and are settled in shares.

(5)
Stock option portion of the fiscal 2016 equity opportunity. Stock options vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant.

(6)
Restricted stock portion of the fiscal 2016 equity opportunity, actual grants under which will vest three years from the date of actual grant. This portion was denominated in and settled in restricted shares.

(7)	The exercise price of the option is equal to the closing stock price on the date of actual grant.

(8)
Amounts shown in this column represent the grant date fair value of stock and option awards calculated in accordance with ASC 718. The fair value of stock awards was determined by using the stock price on the date of the grant. The fair value of option awards was determined using the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END
The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of May 31, 2016:

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Scott D. Farmer	7/24/2006	3,000	—	35.99	7/24/2016
	7/23/2007	4,500	1,500	38.74	7/23/2017
	7/21/2008	3,400	—	27.88	7/21/2018
	7/27/2009	3,350	—	24.41	7/27/2019
	7/26/2010	20,589	—	26.23	7/26/2020
	7/21/2011	62,348	32,119	34.18	7/21/2021
	7/23/2012	45,364	90,729	37.57	7/23/2022
	7/29/2013	—	73,422	46.91	7/29/2023
						327,412	31,038,658
J. Michael Hansen	7/03/2007	—	308	39.84	7/03/2017
	7/17/2008	1,936	—	27.30	7/17/2018
	7/17/2009	1,232	—	22.61	7/17/2019
	7/22/2010	2,169	—	25.88	7/22/2020
	7/30/2010	5,000	—	26.46	7/30/2020
	7/21/2011	5,444	2,806	34.18	7/21/2021
	7/18/2012	3,208	6,417	37.91	7/18/2022
	7/17/2013	—	6,569	47.22	7/17/2023
	7/17/2014	—	11,000	63.45	7/17/2024
	1/30/2015	—	16,000	78.70	1/30/2025
	7/20/2015	—	15,750	86.10	7/20/2025
	7/26/2016	—	26,370	108.39	7/26/2026
						25,348	2,402,990
J. Phillip Holloman	7/03/2007	7,500	—	39.84	7/03/2017
	1/31/2008	20,000	5,000	32.82	1/31/2018
						125,359	11,884,033
Thomas E. Frooman	7/03/2007	—	1,315	39.84	7/03/2017
	7/17/2009	5,650	—	22.61	7/17/2019
	7/22/2010	11,500	—	25.88	7/22/2020
	7/21/2011	13,266	6,834	34.18	7/21/2021
	7/18/2012	8,991	17,984	37.91	7/18/2022
	7/17/2013	—	19,828	47.22	7/17/2023
	7/17/2014	—	29,050	63.45	7/17/2024
	7/20/2015	—	29,050	86.10	7/20/2025
	7/26/2016	—	24,450	108.39	7/26/2026
						41,305	3,915,714
Paul F. Adler	7/03/2007	576	144	39.84	7/03/2017
	7/17/2008	408	—	27.30	7/17/2018
	7/17/2009	804	—	22.61	7/17/2019
	7/22/2010	2,227	—	25.88	7/22/2020
	7/21/2011	1,716	884	34.18	7/21/2021
	7/18/2012	933	1,867	37.91	7/18/2022
	7/17/2013	—	2,194	47.22	7/17/2023
	7/17/2014	—	3,000	63.45	7/17/2024
	6/26/2015	—	4,902	85.41	6/26/2025
	7/20/2015	—	3,000	86.10	7/20/2025
	7/26/2016	—	8,047	108.39	7/26/2026
						5,025	476,370

(1)
Stock options granted after June 1, 2008, have a 10-year term and vest at a rate of 33% per year, beginning on the third anniversary of the date of grant and ending on the fifth anniversary of the date of grant. Stock options granted prior to June 1, 2008, have a 10-year term and vest at a rate of 20% per year, beginning on the fifth anniversary of the date of grant with the following exceptions:

Age 51 at fiscal year-end – 25% per year vesting, beginning fifth anniversary of grant
Age 52 at fiscal year-end – 33% per year vesting, beginning fifth anniversary of grant
Age 53 at fiscal year-end – 50% per year vesting, beginning fifth anniversary of grant
Age 54 at fiscal year-end – 100% per year vesting, beginning fifth anniversary of grant
Age 55 or older at fiscal year-end – stock options are never granted.

(2)
Restricted stock and restricted stock unit awards generally vest three years from the date of grant. The following table indicates the dates when the shares of restricted stock or restricted stock units held by each named executive officer vest and are no longer subject to forfeiture:

Vesting Date	Scott D. Farmer	J. Michael Hansen	J. Phillip Holloman	Thomas E. Frooman	Paul F. Adler
7/17/2016	—	2,150	16,665	6,569	549
7/29/2016	26,830	—	—	—	—
7/17/2017	—	3,600	31,436	12,250	750
7/28/2017	92,583	—	—	—	—
1/30/2018	—	5,500	—	—	—
6/26/2018	—	—	—	—	293
7/20/2018	—	5,308	—	12,250	750
8/4/2018	102,875	—	34,976	—	—
7/26/2019	—	8,790	—	10,236	2,683
8/1/2019	105,124	—	42,282	—	—

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2016
The following table lists the number of shares acquired and the value realized as a result of option exercises by the named executive officers in fiscal 2016 and the value of any restricted stock awards that vested in fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Scott D. Farmer	—	—	49,033	4,204,089
J. Michael Hansen	1,908	110,807	3,150	269,483
J. Phillip Holloman	19,376	1,181,465	27,597	2,360,923
Thomas E. Frooman	10,815	599,232	8,937	764,560
Paul F. Adler	2,720	120,940	700	59,885
___________

(1)	Calculated by multiplying the difference between the closing price of Cintas common stock on the date of the exercise and the exercise price times the number of shares.

(2)	Calculated by multiplying the closing price on the date of vesting times the number of shares.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2016
Our named executive officers are eligible to participate in a Deferred Compensation Plan. This Deferred Compensation Plan permits a group of highly compensated employees of Cintas to defer the receipt of current year compensation which they have earned during the year. This Deferred Compensation Plan is intended to assist Cintas in the retaining and attracting of individuals of exceptional ability.
Our named executive officers may elect to defer up to 75% of their base salary and up to 90% of their earned annual cash incentive awards. Amounts deferred are credited to the named executive officer's account under the Deferred Compensation Plan and are fully vested.
Future payments are distributed in a lump sum or in annual installments, based on the choice of the named executive officer. If the form of payment selected provides for subsequent payments, subsequent payments will be made on the anniversary of the initial payment. All amounts are payable in a lump sum if the named executive officer terminates employment prior to meeting the definition of retirement; should they meet the definition of retirement, the balance will be distributed as elected. All distribution decisions and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the Internal Revenue Code.
While deferred, amounts are credited with "earnings" as they were invested as the named executive officers chose in one or more investment options available under the Deferred Compensation Plan. The named executive officers' accounts under the Deferred Compensation Plan will be adjusted from time to time, up or down, depending upon performance of the investment options chosen.
The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during fiscal 2016 and the aggregate balance of the accounts as of May 31, 2016:

Name	Executive Contributions in Fiscal 2016(1) ($)	Registrant Contributions in Fiscal 2016(2) ($)	Aggregate Earnings in Fiscal 2016(3) ($)	Aggregate Balance at May 31, 2016(4) ($)
Scott D. Farmer	1,469,859	—	(61,276)	3,897,104
J. Michael Hansen	57,145	—	(13,758)	456,829
J. Phillip Holloman	117,945	—	(131,123)	809,010
Thomas E. Frooman	89,809	—	(9,246)	194,331
Paul F. Adler	17,460	13,477	(1,708)	173,276
___________

(1)
Executive contributions are included in the named executive officer's salary and/or non-equity incentive plan compensation, as applicable and as presented in the Fiscal 2016 Summary Compensation Table.

(2)
Registrant contributions represent contributions by the Company for fiscal 2015, prior to Mr. Adler's promotion to Vice President and Treasurer. Subsequent to Mr. Adler's promotion, he will no longer be eligible to receive company contributions. This amount is reported in the "All Other Compensation" column of the Fiscal 2016 Summary Compensation Table.

(3)
Reflects the amount of loss during fiscal 2016 based on the performance of the investment options chosen by the named executive officer. None of these amounts are included in the Fiscal 2016 Summary Compensation Table.

(4)
Include executive contributions previously reported in the Deferred Compensation Plan tables for prior years as follows: $2,100,049 for Mr. S. D. Farmer, $195,643 for Mr. Hansen, $583,372 for Mr. Holloman and $178,810 for Mr. Frooman.

POTENTIAL PAYMENTS UPON TERMINATION, RETIREMENT OR CHANGE OF CONTROL
Payments Made Upon Termination
Regardless of the manner in which an executive officer's employment terminates, except for a "for cause" termination, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•
the right to exercise within 60 days of termination all vested stock options granted under Cintas' equity compensation plans as reflected in the Outstanding Equity Awards at Fiscal 2016 Year-End table;

•	amounts contributed, earned and vested under the Cintas Partners' Plan; and

•	amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2016 table.
In addition, if Cintas elects to terminate an executive officer, he will receive four weeks' written notice or four weeks of base salary instead of notice. Generally, Cintas makes no payments to executives terminated for cause. Cintas has no policy regarding severance payments.
Payments Made Upon Retirement
If an executive officer retires as defined in the applicable plans, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	outstanding equity awards granted at least six months prior to retirement will continue to vest in accordance with the 2005 Equity Compensation Plan;

•	amounts contributed, earned and vested under the Cintas Partners' Plan; and

•	amounts contributed and earned under the Deferred Compensation Plan as reflected in the Nonqualified Deferred Compensation for Fiscal 2016 table.
Cintas has no overarching policy regarding retirement arrangements.
Payments Made Upon Death or Disability
In the event of the death or disability of an executive officer, in addition to the benefits listed under the heading "Payments Made Upon Retirement" above for the Cintas Partners' Plan and Deferred Compensation Plan, the named executive officer will receive benefits under Cintas' disability plan or payments under Cintas' life insurance plan, as appropriate. Outstanding equity awards will immediately vest in accordance with the 2005 Equity Compensation Plan. These payments are generally available to all employees.
Payments Made Upon a Change of Control
Cintas has no overarching policy regarding payments made upon a change of control.

NONEMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2016
Effective September 2015, the Compensation Committee approved increases to the nonemployee director compensation. Directors who are not employees of Cintas received a $57,000 cash annual retainer, payable quarterly, plus an additional $3,850 for each meeting attended. Such directors also received $1,925 for each telephonic meeting attended. Committee members also received $1,700 for each committee meeting attended and $850 for each telephonic committee meeting attended. The Nominating and Corporate Governance Committee Chairman, Audit Committee Chairman and Compensation Committee Chairman received an additional fee of $15,500, $12,500 and $9,300, respectively. It is Cintas' practice that the Lead Director chair the Nominating and Corporate Governance Committee. Prior to September 2015, the following nonemployee director compensation amounts were effective: Directors received a $55,000 cash annual retainer, payable quarterly, plus an additional $3,750 for each meeting attended. Directors received $1,875 for each telephonic meeting attended. Committee members also received $1,650 for each Committee meeting attended and $825 for each telephonic committee meeting attended. The Nominating and Corporate Governance Committee Chairman, Audit Committee Chairman and Compensation Committee Chairman received an additional fee of $15,000, $12,000 and $9,000, respectively. Directors are also reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board or committee meetings. Directors who are employees of Cintas are not separately compensated for serving as directors.
For fiscal 2016, directors also received upon annual election or appointment to the Board restricted stock valued at approximately $51,750 based on the closing market price of Cintas common stock on the date of the grant and options to purchase Cintas common stock valued at approximately $51,750 based on the fair value of these options estimated at the date of the grant using a Black-Scholes option-pricing model. The value of the grants is prorated for directors appointed to the Board in the middle of the year. Each nonemployee director was therefore granted 571 shares of restricted stock and an option to purchase 2,390 shares of Cintas common stock at an exercise price equal to the closing market price on the date of grant of October 14, 2015. Beginning in fiscal 2015, both restricted stock awards and stock options vest 100% after one year from the date of the grant. Prior to fiscal 2015, restricted stock awards vest 100% after three years from the date of grant, and stock options vest 25% per year, beginning on the first anniversary of the grant.
Nonemployee directors may choose to defer all or part of these fees into Cintas common stock equivalents with dividends or into a deferred account that earns interest at a rate equal to one-year U.S. treasury bills, determined as of the preceding December 31, increased by 100 basis points. Deferred fees are payable either in a lump sum or in 12 to 120 monthly installments beginning in the month selected by the director, but in no case later than the first month after the director leaves the Board.
The following table details fiscal 2016 compensation paid to nonemployee directors:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)
Gerald S. Adolph	88,550	51,778	51,767	192,095
John F. Barrett	86,100	51,778	51,767	189,645
Melanie W. Barstad	79,325	51,778	51,767	182,870
James J. Johnson	86,100	51,778	51,767	189,645
Joseph Scaminace	94,700	51,778	51,767	198,245
Ronald W. Tysoe	98,475	51,778	51,767	202,020
___________

(1)
Represents the amount of cash compensation earned in fiscal 2016 for Board and committee service. A director may choose to have all or part of his or her compensation deferred in the form of Cintas stock or one-year U.S. treasury bills plus 100 basis points. The directors who invested in Cintas stock would receive earnings equal to any other shareholder who invested like money at the same time during fiscal 2016. Mr. Adolph, Mr. Barrett and Mr. Johnson chose to receive all or a portion of their fees in Cintas stock as described above. Mr. Adolph received 1,014 shares, Mr. Barrett received 986 shares and Mr. Johnson received 493 shares.

(2)
The amounts reported for restricted stock and stock options is the aggregate grant date fair value of awards granted during the fiscal year calculated in accordance with the stock-based compensation accounting rules set forth in ASC 718. For more information on the assumptions used, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended May 31, 2016.

Stock Ownership Guidelines
The Compensation Committee believes that Cintas' nonemployee directors should own particular amounts of shares of common stock to align their long-term objective of managing Cintas with the interests of Cintas' shareholders. The Compensation Committee has adopted a stock ownership requirement for the nonemployee directors. Each nonemployee director is required to maintain a minimum equity stake in Cintas stock equivalent to five times the annual cash retainer.
The guidelines are assessed annually and are determined based on the current market practice and utilizing the cash retainer and closing common stock price on the last day of the fiscal year. The directors are notified about their ownership requirements annually. All directors must come into compliance within five years from the effective date of these requirements, which was in January, 2013. All newly appointed directors will have five years from the time of appointment to achieve the minimum ownership requirement.
For purposes of these requirements, stock ownership includes: (i) stock held outright by the nonemployee director (or his spouse or dependents); (ii) stock held in an individual brokerage account; (iii) stock granted to the director but not yet vested (in other words, restricted stock); and (iv) stock obtained through stock option exercise. Exceptions to these stock ownership requirements may be made at the discretion of the Compensation Committee if compliance would create a severe hardship.
Anti-Hedging Policy
Pursuant to our Insider Trading Policy, we have prohibited our directors from purchasing any financial instrument or engaging in any other transaction, such as a zero-cost collar or a forward sale contract, that is designed to hedge or offset any decrease in the market value of Cintas securities. Our Insider Trading Policy also prohibits our directors from participating in short sales of Cintas securities and from participating in a transaction involving options, such as puts, calls or other derivative securities, involving Cintas securities, unless approved in advance by our Chief Executive Officer in connection with a planned retirement from Cintas. Currently, all directors are in compliance with this anti-hedging policy.
Outstanding restricted stock awards and option awards for each director at May 31, 2016 are as follows:

Name	Restricted Stock Outstanding (#)	Options Outstanding (#)
Gerald S. Adolph	1,387	32,174
John F. Barrett	1,387	15,210
Melanie W. Barstad	1,387	15,821
James J. Johnson	1,387	26,498
Joseph Scaminace	1,387	22,076
Ronald W. Tysoe	1,387	11,878

PRINCIPAL SHAREHOLDERS
The following table sets forth the names and addresses of the only shareholders known by Cintas to own beneficially 5% or more of its outstanding Common Stock as of August 19, 2016:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Scott D. Farmer(1)	15,189,427(4)	14.2%
Vanguard Group, Inc.(2)	9,290,775(5)	8.7%
First Eagle Investment Management, LLC(3)	5,563,997(6)	5.2%
___________

(1)	The mailing address of Scott D. Farmer is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

(2)	The mailing address of Vanguard Group, Inc. is P.O. Box 2600 V26, Valley Forge, Pennsylvania 19482-2600.

(3)	The mailing address of First Eagle Investment Management, LLC is 1345 Avenue of the Americas, New York, New York 10105.

(4)
Mr. S. D. Farmer has sole voting and dispositive power over 15,189,427 shares of Cintas common stock. This amount includes (a) 855,761 shares of Cintas common stock held directly by Mr. S. D. Farmer, of which 23,158 shares are pledged, (b) 9,376,387 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through Summer Hill Partners, LLLP and 3,912,800 shares held by Summer Hill Partners II, LLC, (c) 723,669 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through trusts for the benefit of Mr. S. D. Farmer and members of his immediate family over which Mr. S. D. Farmer serves as trustee, (d) 83,880 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through a limited partnership (e) 4,038 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through his spouse and (f) 1,132 shares of Cintas common stock held indirectly by Mr. S. D. Farmer through an ESOP.

While Mr. S.D. Farmer may be deemed to have or share voting or dispositive power with respect to shares of Cintas common stock owned by Summer Hill Partners, LLLP and Summer Hill Partners II, LLC, he disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any. In addition to the amounts noted above, the total amount also includes 231,758 shares issuable upon the exercise of options within 60 days of August 19, 2016, and two shares of Cintas common stock recently granted through an ESOP.

(5)
As reported on Schedule 13F-HR filed on August 10, 2016, Vanguard Group, Inc. has sole voting power over 197,519 shares of Cintas common stock and sole dispositive power over 9,093,256 shares of Cintas common stock.

(6)
As reported on Schedule 13F-HR filed on August 9, 2016, First Eagle Investment Management, LLC has sole voting power over 5,350,036 shares of Cintas common stock and sole dispositive power over 5,563,997 shares of Cintas common stock.

SECURITY OWNERSHIP OF DIRECTOR NOMINEES AND
NAMED EXECUTIVE OFFICERS
The following table shows the amount of Cintas Corporation Common Stock each director and named executive officer named in the Summary Compensation Table owned on August 19, 2016:

		Common Stock Beneficially Owned(1)
Name and Age of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Class

Scott D. Farmer 57	Chief Executive Officer and Director	15,189,427(2)	14.2%
Richard T. Farmer 81	Chairman Emeritus of the Board	4,130,459(3)	3.9%
Robert J. Kohlhepp 72	Chairman of the Board	169,466(4)	*
Gerald S. Adolph 62	Director	39,257	*
John F. Barrett 67	Director	23,209(5)	*
Melanie W. Barstad 63	Director	18,801	*
Robert E. Coletti 59	Director	396,098(6)	*
James J. Johnson 69	Director	33,255	*
Joseph Scaminace 63	Director	27,212	*
Ronald W. Tysoe 63	Director	17,708	*
J. Michael Hansen 48	Vice President - Finance and Chief Financial Officer	67,960	*
J. Phillip Holloman 61	President and Chief Operating Officer	163,970	*
Thomas E. Frooman 49	Senior Vice President, Secretary and General Counsel	136,468	*
Paul F. Adler 45	Vice President and Treasurer	18,537	*
All Directors and Executive Officers as a Group (14 persons)		20,431,777(7)	19.1%
__________
* Less than 1%

(1)	Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days: Mr. S. D. Farmer – 231,758 shares; Mr. Adolph – 28,667 shares; Mr. Barrett – 13,703 shares; Ms. Barstad – 14,314 shares; Mr. Johnson – 24,991 shares; Mr. Scaminace – 20,569 shares; Mr. Tysoe – 10,371 shares; Mr. Hansen – 27,500 shares; Mr. Holloman – 27,500 shares; Mr. Frooman – 63,156 shares; and Mr. Adler – 9,356

(2)	See Principal Shareholders on page 35.

(3)	Includes 4,129,447 shares held indirectly by Mr. R. T. Farmer through trusts for the benefit of Mr. R. T. Farmer and his spouse.

(4)	Includes 16,541 pledged shares.

(5)	Includes 4,950 shares held by a family trust.

(6)
Includes 122,733 shares held indirectly by a limited partnership under the control of Mr. Coletti's spouse, of which 34,385 shares are pledged as security, 94,054 shares held indirectly by a family trust under the control of Mr. Coletti's spouse and 178,307 shares held indirectly by Mr. Coletti's spouse, of which 22,256 shares are pledged.

(7)	Includes options for 471,885 shares, which are exercisable within 60 days.
Pursuant to the Directors' Deferred Compensation Plan, the following Directors have been credited with the following number of phantom stock units as of August 19, 2016: Mr. Adolph - 9,464; Mr. Barrett - 6,428; Mr. Johnson - 5,600; and Mr. Tysoe - 8,627. The holders do not have voting or investment power over these phantom stock units.
The following is a description of our current non-director named executive officers:
J. Michael Hansen joined Cintas in 1995. He has held various positions within Cintas, including General Manager of the Cincinnati First Aid and Fire locations and Corporate Controller. He was appointed Vice President and Treasurer in June 2010, a position that he held through January 31, 2015, when he was then appointed to Vice President - Finance and Chief Financial Officer. He is responsible for finance and accounting.
J. Phillip Holloman joined Cintas in 1996. He has held various positions within Cintas, including Vice President Engineering/Construction from 1996 to 2000, Vice President of the Distribution/Production Planning Division from 2000 to 2003, Executive Champion of Six Sigma Initiatives from 2003 to 2005 and Senior Vice President Global Supply Chain Management from 2005 to 2008. He was appointed President and Chief Operating Officer in February 2008.
Thomas E. Frooman joined Cintas in December 2001 as Vice President and Secretary – General Counsel. In February 2015 he was appointed Senior Vice President, Secretary and General Counsel. He is responsible for legal, human resources, corporate compliance and corporate communications.
Paul F. Adler joined Cintas in 1997. He has held various positions within Cintas, including Corporate Development Analyst, various divisional Controller positions and Corporate Controller. He was appointed Vice President and Treasurer in June 2015.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Cintas' executive officers, directors and persons who own more than ten percent of Cintas' Common Stock to file reports of ownership with the Commission and to furnish Cintas with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2016 all filing requirements were met, except for due to a filing error, Mr. Holloman filed a past due Form 4 related to a sale of Cintas shares.

RELATED PERSON TRANSACTIONS
Cintas Corporation has a 25% interest in a corporate airplane with its Chairman Emeritus, Richard T. Farmer, and his wholly owned company. This arrangement began on February 23, 2006. Cintas manages the airplane under an operating agreement whereby each party pays their own operating expenses for use of the plane, and common costs are shared based on ownership percentages. For fiscal 2016, Cintas was reimbursed $1,902,833 under this arrangement.
Cintas engages Keating Muething & Klekamp PLL for a variety of legal services. Robert E. Coletti, a partner of the firm, is an in-law of Richard T. and Scott D. Farmer. Effective July 30, 2016, Mr. Coletti was appointed as a new member of the Cintas Board of Directors. Cintas paid the firm fees of $4,409,714 for legal services during the fiscal year ended May 31, 2016. Mr. Coletti does not receive any direct compensation from fees paid by Cintas to the firm.
Joseph Automotive Group engages Cintas for a variety of services. George R. Joseph, a principal and part owner, is an in-law of Richard T. and Scott D. Farmer. Joseph Automotive Group paid Cintas fees of $245,186 for services provided during the fiscal year ended May 31, 2016. In addition, Cintas engages Columbia Fleet Group, an affiliate of Joseph Automotive Group, for a variety of services such as automotive titles, taxes and registrations. Cintas paid the company fees of $841,087 for various services during the fiscal year ended May 31, 2016. Mr. Joseph does not receive any direct compensation from services provided by Cintas or fees paid by Cintas to the companies.
Certain stock exchange rules require Cintas to conduct an appropriate review of all related party transactions (those required to be disclosed by Cintas pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent directors. As a result, the Audit Committee annually reviews all such related party transactions and approves such related party transactions only if it determines that it is in the best interests of Cintas. In considering the transaction, the Audit Committee may consider all relevant factors, including as applicable (i) Cintas' business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Cintas.
While Cintas adheres to this policy for potential related person transactions, the policy is not in written form (other than as part of listing agreements with stock exchanges to the extent required). However, approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Item 2 on the Proxy Card)
The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A of the Securities Exchange Act of 1934, the Board is providing our shareholders with an opportunity to vote to approve, on an advisory basis, named executive officer compensation, which is commonly known as "say-on-pay." We are currently conducting say-on-pay votes every year, and expect to hold the next say-on-pay vote in connection with our 2017 Annual Meeting of Shareholders.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read the Compensation Discussion and Analysis and the executive compensation tables and narrative disclosure for a detailed explanation of our executive compensation program and practices. In 2015, our shareholders approved, on an advisory basis, the compensation of our named executive officers with a "FOR" vote of more than 99% of the votes cast. Accordingly, we are asking our shareholders to vote "FOR" the following resolution:
"RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved."
As an advisory vote, this proposal is not binding on Cintas. However, the Compensation Committee of our Board, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by shareholders in their vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for named executive officers.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

APPROVAL OF THE CINTAS CORPORATION 2016 EQUITY AND
INCENTIVE COMPENSATION PLAN
(Item 3 on the Proxy Card)

General
We are asking shareholders to approve the Cintas Corporation 2016 Equity and Incentive Compensation Plan, which we refer to as the 2016 Plan. On August 2, 2016, upon recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the 2016 Plan to replace our 2005 Equity Compensation Plan, as amended, which we refer to as the 2005 Plan. The 2005 Plan was originally approved by our shareholders in October 2005. Amendments to the 2005 Plan were approved by our Board in 2011, 2012, 2013 and 2014. In October 2013, our shareholders approved the material terms for “qualified performance-based compensation” under the 2005 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or the Code) and an extension of the term of the 2005 Plan to October 18, 2018. Shareholders then approved certain amendments to the 2005 Plan in October 2014.
The Board is recommending that the Company’s shareholders vote in favor of the 2016 Plan, which will succeed in its entirety the 2005 Plan. The 2016 Plan continues to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers, other key employees and non-employee directors of the Company, as well as among certain non-employees who provide employee-type services.
If the 2016 Plan is approved by shareholders, it will be effective as of the day of the Annual Meeting. Outstanding awards under the 2005 Plan, however, will continue in effect in accordance with their terms. If the 2016 Plan is not approved by our shareholders, no awards will be made under the 2016 Plan, and the 2005 Plan will remain in effect.
Our principal reason for adopting the 2016 Plan is to obtain shareholder approval of the shares of Cintas common stock, no par value (or Common Shares), available for awards under the 2016 Plan. Shareholder approval of the 2016 Plan is also intended to constitute approval of the material terms for “qualified performance-based compensation” under the 2016 Plan for purposes of Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction for certain compensation paid to our Chief Executive Officer and certain other executive officers in a taxable year to the extent that compensation to any such a covered employee exceeds $1 million for such year. However, some types of compensation, including “qualified performance-based compensation” under Section 162(m) of the Code, are not subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. The deduction limit does not apply to compensation paid under a shareholder approved plan that meets certain requirements for “qualified performance-based compensation” under Section 162(m) of the Code. While we believe it is in the best interests of the Company and our shareholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code under the 2016 Plan, we may decide to grant compensation to covered employees that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code under the 2016 Plan, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.
Generally, compensation attributable to stock options, appreciation rights and other performance-based awards may be deemed to qualify as “qualified performance-based compensation” under Section 162(m) of the Code if: (1) the grant is made by a committee of outside directors for purposes of Section 162(m) of the Code; (2) the plan under which the award is granted states the maximum number of shares with respect to which share-based awards and the maximum amount of cash awards that may be granted to any individual during a specified period of time; and (3) the amount of compensation an individual may receive under the awards is based solely on the achievement of one or more pre-established performance goals which incorporate business criteria approved by shareholders (or, in the case of stock options or appreciation rights, the increase in the value of the shares after the date of grant). Shareholder approval of this proposal is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.
We are seeking shareholder approval of the material terms for “qualified performance-based compensation” under the 2016 Plan, including the performance measures and applicable individual grant limits under the 2016 Plan, as well as the individuals eligible to receive awards under the 2016 Plan, to have the flexibility to potentially grant awards under the 2016 Plan that may be fully deductible for federal income tax purposes. If our shareholders approve the material terms for “qualified performance-based compensation” under the 2016 Plan, assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the 2016 Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 Annual Meeting of Shareholders (in other words, for five years).
The actual text of the 2016 Plan is attached to this proxy statement as Appendix A. The following description of the 2016 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.
Why We Recommend That You Vote for this Proposal
The 2016 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, Common Shares or factors that may influence the value of our shares, plus cash incentive awards, for the purpose of attracting and retaining non-employee directors and officers and other key employees and service providers of the Company and its subsidiaries, and to provide to such persons incentives and rewards for service or performance. Some of the key features of the 2016 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2016 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.
The use of our Common Shares as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term shareholder value creation and reward participants based on the Company’s performance. As discussed in further detail in the “Compensation Discussion and Analysis”, equity compensation represents a significant portion of the compensation package for our Chief Executive Officer and other named executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of our Common Shares. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.
As of August 19, 2016, 3,617,775 Common Shares remained available for issuance under the 2005 Plan. If the 2016 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders as well as alignment provided by equity-based awards. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our shareholders.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2005 Plan and the potential shareholder dilution that would result if our proposed share authorization under the 2016 Plan is approved. The information below is as of August 19, 2016. As of that date, there were approximately 106,862,488 of our Common Shares outstanding:

Under the 2005 Plan:

•	Outstanding full-value awards (restricted stock and RSUs): 2,522,923 Common Shares (approximately 2.4 percent of our outstanding Common Shares);

•	Outstanding stock options: 9,031,276 Common Shares (approximately 8.5 percent of our outstanding Common Shares);

•	Total Common Shares subject to outstanding awards as described above (full-value awards and stock options): 11,554,199 Common Shares (approximately 10.8 percent of our outstanding Common Shares);

•	Total Common Shares available for future awards under the 2005 Plan: 3,617,775 Common Shares (approximately 3.4 percent of our outstanding Common Shares); and

•
The total number of Common Shares subject to outstanding awards (11,554,199 Common Shares), plus the total number of Common Shares available for future awards under the 2005 Plan (3,617,775 Common Shares), represents a current overhang percentage of 14.2 percent (potential dilution of our shareholders represented by the 2005 Plan).

Under the 2016 Plan:

•
Proposed Common Shares available for awards under the 2016 Plan: 12,500,000 Common Shares (Including 3,617,775 Common Shares remaining available under the 2005 Plan and 1,684,805 Common Shares covered by awards granted between May 31, 2016 and August 19, 2016, so the new share request of 7,197,420 Common Shares represents about 6.7 percent of our outstanding Common Shares - this percentage reflects the dilution of our shareholders that would occur if the 2016 Plan is approved).

Total potential overhang or dilution under the 2016 Plan:

•
The total Common Shares subject to outstanding awards as of August 19, 2016 (11,554,199 Common Shares), plus the total Common Shares available for future awards under the 2005 Plan as of that date (3,617,775 Common Shares), plus the proposed new Common Shares available for awards under the 2016 Plan (7,197,420 Common Shares), represent a total overhang of 22,369,394 shares (20.9 percent) under the 2016 Plan.

Based on the closing price on the Nasdaq Stock Market for our Common Shares on August 19, 2016 of $113.79 per share, the aggregate market value as of August 19, 2016 of the new 7,197,420 Common Shares requested under the 2016 Plan was $818,994,422.
In fiscal years 2014, 2015 and 2016, we granted awards under the 2005 Plan covering 2,773,163 Common Shares, 2,217,218 Common Shares, and 2,809,515 Common Shares, respectively. Based on our basic weighted average Common Shares outstanding for those three years of 120,377,166, 115,899,864, and 108,220,862, respectively, for the three-fiscal-year period 2014-2016, our average unadjusted burn rate, not taking into account forfeitures, was 2.27% (our individual years’ unadjusted burn rates were 2.30% for fiscal 2014, 1.91% for fiscal 2015, and 2.60% for fiscal 2016).
In determining the number of shares to request for approval under the 2016 Plan, our management team evaluated a number of factors including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2016 Plan.
If the 2016 Plan is approved, we intend to utilize the shares authorized under the 2016 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2016 Plan combined with the shares available for future awards will last for about 4.4 years, based on our historic grant rates and the approximate current share price, but could last for a shorter period of time if actual practice does not match historic rates or our share price changes materially. As noted in “Summary of Other Material Terms of the 2016 Plan,” our Compensation

Committee would retain full discretion under the 2016 Plan to determine the number and amount of awards to be granted under the 2016 Plan, subject to the terms of the 2016 Plan, and future benefits that may be received by participants under the 2016 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this proposal, shareholders should consider all of the information in this proposal.
2016 Plan Highlights
Administration. The 2016 Plan will generally be administered by the Compensation Committee.
Reasonable 2016 Plan Limits. Subject to adjustment as described in the 2016 Plan, total awards under the 2016 Plan are limited to 12,500,000 shares, (1) minus, as of the effective date of the 2016 Plan, one share for every one share subject to an award granted under the 2005 Plan between May 31, 2016 and the effective date, and (2) plus any shares recycled into the 2016 Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the two.
The 2016 Plan also provides that, subject to adjustment as described in the 2016 Plan:

•	the aggregate number of Common Shares actually issued or transferred upon the exercise of incentive stock options will not exceed 12,500,000 Common Shares;

•	no participant will be granted stock options and/or SARs, in the aggregate, for more than 400,000 Common Shares during any calendar year;

•
no participant will be granted awards of restricted stock, RSUs, performance shares and/or other stock-based awards that are Qualified Performance-Based Awards, in the aggregate, for more than 400,000 Common Shares during any calendar year;

•
no participant in any calendar year will receive an award of performance units and/or other awards payable in cash (other than cash incentive awards) that are Qualified Performance-Based Awards, having an aggregate maximum value as of their respective grant dates in excess of $5,000,000;

•	no participant in any calendar year will receive a cash incentive award that is a Qualified Performance-Based Award having an aggregate maximum value in excess of $5,000,000; and

•	no non-employee director will be granted, in any period of one calendar year, awards under the 2016 Plan having an aggregate maximum value in excess of $300,000.
A “Qualified Performance-Based Award” is any cash incentive award or award of performance shares, performance units, restricted stock, restricted stock units, or Other Awards (as defined below), granted to certain “covered employees” (as defined for purposes of Section 162(m) of the Code) that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.
Allowances for Conversion Awards and Assumed Plans. Common Shares issued or transferred under awards granted under the 2016 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other 2016 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2016 Plan, under circumstances further described in the 2016 Plan, but will not count against the aggregate share limit or other 2016 Plan limits described above.

Limited Share Recycling Provisions. If any award granted under the 2016 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under the 2016 Plan. The following Common Shares will not be added (or added back, as applicable) to the aggregate share limit under the 2016 Plan: (1) Common Shares withheld by us in payment of the exercise price of a stock option granted under the 2016 Plan, (2) Common Shares tendered or otherwise used in payment of the exercise price of a stock option granted under the 2016 Plan, (3) Common Shares withheld by us or tendered or otherwise used to satisfy a tax withholding obligation, and (4) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2016 Plan. Further, all Common Shares covered by SARs that are exercised and settled in shares, whether or not all Common Shares covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2016 Plan. If a participant elects to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of shares available under the 2016 Plan.
Vesting/Double-Trigger Change in Control. Unless otherwise determined by the Compensation Committee before a “change in control” (as defined in the 2016 Plan), upon a change in control, all outstanding awards granted under the 2016 Plan will vest or be earned if either (1) within a specified period (generally 24 months following a change in control, unless otherwise determined by the Compensation Committee prior to the change in control), the participant’s service is involuntarily terminated for reasons other than for “cause” (as defined in the 2016 Plan) or the participant terminates his or her employment or service for “good reason” (as defined in the 2016 Plan), or (2) the awards are not assumed or converted into “replacement awards” as described in the 2016 Plan. Stock options or appreciation rights that vest as a result of a change in control will remain exercisable until the tenth anniversary of the date of grant. Unless otherwise provided by the Committee with respect to an award, awards granted under the 2016 Plan that vest or are earned subject to the achievement of management objectives that become vested as a result of a change in control as described above will vest or be earned based on the actual achievement of the applicable management objectives as if the applicable performance period ended on the date of termination or the date of the change in control, as applicable, in each case, pro-rated for the number of days that have elapsed during the performance period.
No Repricing Without Shareholder Approval. The repricing of options and SARs (outside of certain corporate transactions or adjustment events described in the 2016 Plan) is prohibited without shareholder approval under the 2016 Plan.
Change in Control Definition. The 2016 Plan includes a definition of “change in control,” which is set forth below.
Other Features.

•
The 2016 Plan also provides that, except with respect to converted, assumed or substituted awards as described in the 2016 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of our Common Shares on the date of grant.

•	The 2016 Plan is designed to allow awards made under the 2016 Plan to be Qualified Performance-Based Awards.
Section 162(m)
As discussed above, one reason for submitting this proposal to shareholders is to obtain shareholder approval of the material terms for “qualified performance-based compensation” under the 2016 Plan for purposes of Section 162(m) of the Code. Such shareholder approval is expected to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

In particular, the 2016 Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a Qualified Performance-Based Award pursuant to the 2016 Plan, which measures are as follows (including relative or growth achievement regarding such metrics):

•
Profits (e.g., operating profit or income, EBIT, EBT, income, net income (before or after taxes), earnings per share, residual or economic earnings, economic value added, or economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

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Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

•	Returns (e.g., earnings per share, profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

•	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

•	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues, gross margins and material margins divided by revenues, and material margin divided by sales);

•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio, debt-to-debt-plus-equity, or EBITDA multiple);

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Sales, Value Added Sales, Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, new product sales growth, value added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee, cost targets, expense or debt reduction levels, or sales and administrative costs divided by profits); and

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Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development or implementation, employee diversity, safety performance, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

In addition to the performance measures, the 2016 Plan also includes certain individual grant limits for equity or incentive awards that can be granted pursuant to the 2016 Plan, as further described above under the heading “2016 Plan Highlights.”
Summary of Other Material Terms of the 2016 Plan
Administration: The 2016 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2016 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2016 Plan to any subcommittee thereof. Any interpretation, construction and determination by the Committee of any provision of the 2016 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2016 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2016 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2016 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act or subject to Section 162(m) of the Code.
Eligibility: Any person who is selected by the Committee to receive benefits under the 2016 Plan and who is at that time an officer or other key employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2016 Plan. In addition, certain persons who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an officer or other key employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Compensation Committee to participate in the 2016 Plan. As of August 19, 2016, there were approximately 1,360 employees and 7 non-employee directors of the Company expected to participate in the 2016 Plan.
Shares Available for Awards under the 2016 Plan: Subject to adjustment as described in the 2016 Plan, the number of Common Shares available under the 2016 Plan for awards of:

•	stock options or appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance shares or performance units;

•	other stock-based awards under the 2016 Plan; or

•	dividend equivalents paid with respect to awards under the 2016 Plan;
shall be, in the aggregate, 12,500,000 Common Shares, (1) minus, as of the effective date, one share for every one share subject to an award granted under the 2005 Plan between May 31, 2016 and the effective date, and (2) plus any Common Shares that become available under the 2016 Plan as a result of forfeiture, cancellation, expiration, or cash settlement of awards (which we refer to as the Available Shares). The Available Shares may be Common Shares of original issuance, treasury shares or a combination of the foregoing.
Other Share Limits Under the 2016 Plan: The 2016 Plan also includes certain other share limits, as described above under “2016 Plan Highlights.”
Share Counting: The aggregate number of Common Shares available under the 2016 Plan will be reduced by one Common Share for every one Common Share subject to an award granted under the 2016 Plan.
If any award granted under the 2016 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to the award will, to the extent of such cancellation, forfeiture, expiration or cash settlement, again be available under the 2016 Plan. If, after May 31, 2016, any Common Shares subject to an award granted under the 2005 Plan are forfeited, or an award granted under the 2005 Plan is cancelled or forfeited, expires or is settled in cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under the 2016 Plan.

The 2016 Plan further provides that the following Common Shares will not be added (or added back, as applicable) to the aggregate number of Common Shares available under the 2016 Plan: (1) Common Shares withheld by us in payment of the exercise price of a stock option granted under the 2016 Plan, (2) Common Shares tendered or otherwise used in payment of the exercise price of a stock option granted under the 2016 Plan, (3) Common Shares withheld by us or tendered or otherwise used to satisfy a tax withholding obligation, (4) Common Shares subject to an appreciation right granted under the 2016 Plan that are not actually issued in connection with its Common Shares settlement on exercise, and (5) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2016 Plan. In addition, if under the 2016 Plan a participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate number of Common Shares available under the 2016 Plan.
Common Shares issued or transferred pursuant to awards granted under the 2016 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries will not count against the share limits under the 2016 Plan. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2016 Plan, but will not count against the share limits under the 2016 Plan.
Types of Awards Under the 2016 Plan: Pursuant to the 2016 Plan, the Company may grant stock options (including “incentive stock options” as defined in Section 422 of the Code (or Incentive Stock Options)), appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our Common Shares.
Generally, each grant of an award under the 2016 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee (or an Evidence of Award), which will contain such terms and provisions as the Committee may determine, consistent with the 2016 Plan. A brief description of the types of awards which may be granted under the 2016 Plan is set forth below.
Stock Options: A stock option is a right to purchase Common Shares upon exercise of the stock option. Stock options granted to an employee under the 2016 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a Common Share on the date of grant. The term of a stock option may not extend more than ten years after the date of grant.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of Common Shares subject to the stock option. Unless otherwise specified by the Committee and subject to the terms of the 2016 Plan, (1) an award of service-based stock options granted to an participant who is not a non-employee director will become exercisable with respect to one-third of the stock options on each of the third, fourth and fifth anniversaries of the date of grant, if the participant remains in the continuous service of the Company or any subsidiary as of each such date; and (2) an award of service-based stock options granted to an participant who is a non-employee director will become exercisable in full on the first anniversary of the date of grant, if the participant remains in continuous service on the Board as of such date. A grant of stock options may provide for the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant.
Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Unless otherwise specified for an award, consideration to be paid in satisfaction of the exercise price will be payable in (1) cash or check acceptable to the Company, or wire transfer of immediately available funds; (2) the actual or constructive transfer to the Company of Common Shares owned by the participant (or certain other consideration permitted under the 2016 Plan) with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Common Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; and (5) such other methods as may be approved by the Committee. The exercise of a stock option shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2016 Plan may not provide for dividends or dividend equivalents.
Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of tandem appreciation rights in respect of stock options granted under the 2016 Plan and free-standing appreciation rights. A tandem appreciation right is a right, exercisable by surrender of the related stock option, to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related stock option. However, a tandem appreciation right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A free-standing appreciation right is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Common Shares on the date of exercise. Unless otherwise specified, references herein to “appreciation right(s)” include both tandem and free-standing appreciation rights.
Each grant of an appreciation right will be evidenced by an Evidence of Award, which Evidence of Award will describe such appreciation rights, identify the related stock option (for tandem appreciation rights), and contain such other terms and provisions, consistent with the 2016 Plan, as the Committee may approve. A grant of appreciation rights may provide for earlier exercise, including in the case of retirement, death or disability of the participant. Any grant of appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such appreciation rights. An appreciation right may be paid in cash, Common Shares or any combination of the two.
Any grant of tandem appreciation rights will provide that such tandem appreciation rights may be exercised only at a time when (1) the related stock option is also exercisable, (2) the spread between the base price and the value of our Common Shares on the date of exercise is positive, and (3) the related stock option is surrendered for cancellation on a share-for-share basis.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a free-standing appreciation right may not be less than the fair market value of a Common Share on the date of grant. The term of a free-standing appreciation right may not extend more than ten years from the date of grant. Appreciation rights granted under the 2016 Plan may not provide for dividends or dividend equivalents.
Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. However, unless otherwise specified by the Committee and subject to the terms of the 2016 Plan, (1) an award of service-based restricted stock granted to a participant who is not a non-employee director will vest in full on the third anniversary of the date of grant, if the participant remains in the continuous service of the Company or any subsidiary as of such date, and (2) an award of service-based restricted stock granted to a participant who is a non-employee director will vest in full on the first anniversary of the date of grant, if the participant remains in the continuous service on the Board as of such date. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Common Share on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock may require that any or all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be restricted or automatically deferred and reinvested in additional restricted stock, which may be subject to the same restrictions as the underlying restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant of restricted stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2016 Plan and will contain such terms and provisions, consistent with the 2016 Plan, as the Committee may approve.
Any grant or sale of restricted stock may provide for the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant, except in the case of a Qualified Performance-Based Award, except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.
Restricted Stock Units: Restricted stock units awarded under the 2016 Plan constitute an agreement by the Company to deliver Common Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of the 2016 Plan, an award of service-based restricted stock units will vest in full on the third anniversary of the date of grant (such date, or such other date(s) as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”), if the participant remains in the continuous service of the Company or any subsidiary as of such date. Each grant or sale of restricted stock units may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Common Shares on the date of grant.
Any grant or sale of restricted stock units may provide for the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant, except in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.
During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Shares underlying the restricted stock units and no right to vote them. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of and on the terms determined by the Committee, on a current, deferred or contingent basis, either in cash or in additional Common Shares, but dividend equivalents or other distributions on Common Shares under the restricted stock units with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of restricted stock units that is not subject to management objectives, from and after the date of grant until the earlier of (1) the time when the restricted stock units become vested and are paid and (2) the time when the participant’s right to receive Common Shares or cash in payment of the restricted stock units is forfeited, on the date that we pay a cash dividend (if any) to holders of Common Shares generally, the participant will be paid cash per restricted stock unit equal to the amount of such dividend.
Except as otherwise provided in an applicable Evidence of Award, payment for vested restricted stock units will generally be made as soon as practicable (but no later than 30 days) following the RSU Vesting Date. However, to the extent the restricted stock units are vested but have not previously been settled on (1) the date of a change in control or (2) on the date of a participant’s cessation of service other than as a result of a termination for cause, payment will generally be made within 30 days of such date subject to the terms of the 2016 Plan.
Each grant of a restricted stock unit award will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2016 Plan and will contain such terms and provisions, consistent with the 2016 Plan, as the Committee may approve.
Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2016 Plan. A performance share is a bookkeeping entry that records the equivalent of one Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption under Section 162(m) of the Code.
These awards, when granted under the 2016 Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Except as otherwise provided in an applicable Evidence of Award, payment for an award of performance shares, performance units or cash incentive awards will be made as soon as practicable following (but no later than 30 days following) the date on which the achievement with respect to the applicable management objectives is determined. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in Common Shares, in restricted stock or RSUs, or in any combination thereof.
Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Except as otherwise specified in an applicable Evidence of Award for performance shares, from and after the date of grant and until the earlier of (1) the time when the performance shares become vested and are paid and (2) the time when the participant’s right to receive Common Shares or cash in payment of the performance shares is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the participant will be credited with cash per performance share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence will be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the performance shares based on which the dividend equivalents were credited, and such amounts will be paid in cash at the same time as the performance shares to which they relate.
The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Committee on the date of grant and within which the management objectives relating to such award are to be achieved. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant. However, no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption under Section 162(m) of the Code.
Each grant of performance shares, performance units or cash incentive awards will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the 2016 Plan and will contain such other terms and provisions of such award, consistent with the 2016 Plan, as the Committee may approve.

Other Awards: The Committee may grant to any participant Common Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Common Shares delivered under an award in the nature of a purchase right granted under the 2016 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.
In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2016 Plan. The Committee may also grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2016 Plan or under other plans or compensatory arrangements (including Common Shares granted to a director upon such director’s election to receive Common Shares in lieu of cash or other consideration), subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.
Any grant of an Other Award may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, or disability of the participant. However, no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption under Section 162(m) of the Code.
Termination of Service: Except as otherwise provided in the 2016 Plan regarding a termination of service or change in control, (1) for awards that are subject to exercise, upon termination of a participant’s service for any reason, the then-exercisable portion of such award granted to the participant under the 2016 Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (2) for awards that are not subject to exercise, upon termination of a participant’s service for any reason, the portion of such award that is not vested will terminate on the date of termination of service.
Except as otherwise provided by the Committee with respect to an award, if at the time a participant’s service with the Company and its subsidiaries is terminated or ceases, such participant holds an award (other than an award subject to management objectives) that is not vested and not exercisable (if applicable), the award will be subject to the following treatment, as applicable:

•
If a participant is a non-employee director who ceases service on the Board by reason of death, disability (as defined in the 2016 Plan) or retirement (as defined in the 2016 Plan), then the award will immediately vest (and, if applicable, become exercisable). In the case of a stock option or appreciation right that vests as described in the preceding sentence, such award will remain exercisable until immediately prior to the tenth anniversary of the date of grant. If a non-employee director ceases service on the Board for any reason other than death, disability or retirement, then the stock option or appreciation right may be exercised at any time until immediately prior to the tenth anniversary of the date of grant (but only to the extent such participant was entitled to exercise such award at the time of cessation of service).

•
If a participant who is not a non-employee director ceases service with the Company and its subsidiaries by reason of death, disability or retirement, (1) in the case of a stock option or appreciation right, the award will continue to vest as if the participant had remained continuously employed by the Company or a subsidiary through the end of the applicable vesting period and will remain exercisable until immediately prior to the tenth anniversary of the date of grant, and (2) in the case of an award other than a stock option or appreciation right, the award will immediately vest.

•	If a participant’s service with the Company and its subsidiaries is terminated for cause, then the award will be forfeited immediately.
Except as otherwise provided by the Committee with respect to an award that is subject to management objectives, if at the time a participant’s service with the Company and its subsidiaries terminates, such participant holds an award that is not vested and not forfeited, the award will be subject to the following treatment, as applicable:

•
If a participant ceases service with the Company and its subsidiaries by reason of death, disability or retirement, then the participant will vest in the portion of the award in which the participant would have vested (based on the actual achievement of the applicable management objectives over the entire performance period) if the participant had remained in the continuous employ of the Company or a subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the participant’s termination of service will be forfeited. In the case of a stock option or appreciation right that vests as described in the preceding sentence, such award will remain exercisable until immediately prior to the tenth anniversary of the date of grant.

•	If a participant’s service with the Company and its subsidiaries is terminated for cause, then the award will be forfeited immediately.
“Double-Trigger” Accelerated Vesting upon Change in Control: The 2016 Plan includes default “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change in control of the Company. Under the 2016 Plan, except as otherwise determined by the Committee prior to a change in control, upon a change in control, all then outstanding awards granted will vest or be earned if either (1) within a specified period (generally, 24 months following the change in control) the participant’s service is involuntarily terminated for reasons other than for cause or the participant terminates his or her employment or service for good reason or (2) the award is not assumed or converted into a replacement award as described in the 2016 Plan.
The 2016 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee with respect to an award, a change in control will be deemed to have occurred if: (1) a person or group becomes the beneficial owner of 25% or more of our then-outstanding Common Shares or the combined voting power of our then-outstanding securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions (including some relating to Richard T. Farmer and his heirs, lineal descendants, and legatees, and James J. Gardner’s heirs, lineal descendants and legatees); (2) individuals who constituted the Board cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2016 Plan (subject to certain exceptions); (3) the Company closes a reorganization, merger, consolidation, significant sale of assets or other similar transaction resulting in a substantial change in its ownership or leadership, as further described in the 2016 Plan; or (4) the Company’s shareholders approve its complete liquidation or dissolution.
Management Objectives; Qualified Performance-Based Awards: The 2016 Plan permits the Company to grant both Qualified Performance-Based Awards and awards that are not intended to be Qualified Performance-Based Awards, and provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives.
Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2016 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, appreciation rights, restricted stock, restricted stock units, dividend equivalents or Other Awards. Management objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

The Committee may grant awards subject to management objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. Under the 2016 Plan, the management objectives applicable to any Qualified Performance-Based Award to a covered employee must be based on one or more, or a combination, of the metrics set forth above under the heading “Section 162(m).”
Additionally, in the case of a Qualified Performance-Based Award, each such management objective must be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Section 162(m) of the Code, will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a change in control of the Company) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
Transferability of Awards: Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, restricted stock unit, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2016 Plan will be transferrable by a participant except by will or the laws of descent and distribution, or, except in the case of an incentive stock option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award granted under the 2016 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify at the grant date that all or part of the Common Shares that are subject to awards under the 2016 Plan will be subject to further restrictions on transfer.
Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in the: (1) numbers of Common Shares covered by outstanding stock options, appreciation rights, restricted stock, restricted stock units, performance shares and performance units granted under the 2016 Plan; (2) if applicable, number of Common Shares covered by Other Awards granted pursuant to the 2016 Plan; (3) exercise price or base price provided in outstanding stock options and appreciation rights, respectively; (4) kind of shares covered thereby; (5) cash incentive awards; and (6) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2016 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Committee will make or provide for such adjustments to the numbers of shares available for issuance under the 2016 Plan and the share limits of the 2016 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of Common Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or appreciation rights, respectively, or (2) cancel outstanding stock options or appreciation rights in exchange for cash, Other Awards or stock options or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or appreciation rights, as applicable, without shareholder approval. The 2016 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our shareholders.
Detrimental Activity and Recapture: The Committee may provide for the cancellation or forfeiture and repayment to us of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity (as defined in the 2016 Plan). In addition, the Committee may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.
Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2016 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2016 Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2016 Plan as then in effect unless the 2016 Plan could have been amended to eliminate such inconsistency without further approval by our shareholders. Any such special terms, supplements, sub plans, or alternative versions of the 2016 Plan approved by the Committee may be attached as exhibits to the 2016 Plan.
Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2016 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Common Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Common Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Common Shares having a value equal to the amount required to be withheld or by delivering to us other Common Shares held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to the 2016 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount of taxes required to be withheld; provided, that, if authorized by the Committee, Common Shares with a market value in excess of the minimum amount of taxes required to be withheld may be withheld as long as such excess will not result in a negative accounting impact. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of stock options.
No Right to Continued Employment: The 2016 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2016 Plan: The 2016 Plan will become effective on the date it is approved by the Company’s shareholders. No grants will be made under the 2005 Plan on or after the date on which our shareholders approve the 2016 Plan, except that outstanding awards granted under the 2005 Plan will continue unaffected following such date.
Amendment and Termination of the 2016 Plan: The Board generally may amend the 2016 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2016 Plan, (2) would materially increase the number of shares which may be issued under the 2016 Plan, (3) would materially modify the requirements for participation in the 2016 Plan, or (4) must otherwise be approved by our shareholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2016 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively (except in the case of Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in the 2016 Plan to the extent so providing would not result in the loss of an otherwise available exemption under Section 162(m) of the Code). Except in the case of certain adjustments permitted under the 2016 Plan, no such amendment may be taken that would impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and Section 162(m) of Code and subject to certain other limitations set forth in the 2016, and including in the case of termination of employment due to death, disability or retirement, in the case of unforeseeable emergency or other special circumstances, the Committee may accelerate the vesting of certain awards granted under the 2016 Plan (except that with respect to Qualified Performance-Based Awards, no such action may be taken if it would result in the loss of the otherwise available exemption of such award under Section 162(m) of the Code).
The Board may, in its discretion, terminate the 2016 Plan at any time. Termination of the 2016 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2016 Plan more than ten years after the effective date of the 2016 Plan, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms of the 2016 Plan.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2016 Plan because the grant and actual pay-out of awards under the 2016 Plan are subject to the discretion of the plan administrator.
Federal Income Tax Consequences
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2016 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2016 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (or Restrictions). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.
Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.
Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. In this regard, certain types of awards under the 2016 Plan, such as time-vested restricted stock and restricted stock units, cannot qualify as performance-based awards under Section 162(m) of the Code, and in other cases awards may fail to qualify if all requirements for qualification are not met in connection with such awards.
Registration with the SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Shares under the 2016 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2016 Plan by our shareholders.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about Cintas' common stock that may be issued under Cintas' equity compensation plans as of May 31, 2016.

Plan category	Number of shares to be issued upon exercise of outstanding options (1)	Weighted average exercise price of outstanding options (1)	Number of shares remaining available for future issuance under equity compensation plans

Equity compensation plans approved by shareholders	8,419,907	$61.83	7,174,600
Equity compensation plans not approved by shareholders	—	—	—
Total	8,419,907	$61.83	7,174,600

(1) Excludes 2,603,436 unvested restricted stock units.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 4 on the Proxy Card)

We are asking stockholders to ratify the appointment of Ernst & Young LLP as Cintas Corporation’s independent auditors for the year ending May 31, 2017. The Audit Committee annually considers the independence, qualifications and performance of Ernst & Young LLP. Such consideration includes reviewing the written disclosures and the letter required by applicable requirements of the Public Company  Accounting  Oversight  Board  regarding  the  independent  registered  public  accounting  firm’s  communications  with the Audit Committee concerning independence, and discussing with Ernst & Young LLP their independence. The Audit Committee periodically reviews and evaluates the performance of Ernst & Young LLP’s lead audit partner, oversees the required rotation of Ernst & Young LLP’s lead audit partner responsible for the Company’s audit and reviews and considers the selection of the lead audit partner. In addition, in order to help ensure auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm.

In fiscal 2016, the Audit Committee also considered several factors in deciding whether to re-engage its independent registered  public accounting firm including the length of time Ernst & Young LLP has served as the Company’s independent auditors, Ernst  & Young LLP’s general reputation for adherence to professional auditing standards, the breadth and complexity of the Company’s  business, and its global scope and the resulting demands placed on the Company’s auditing firm in terms of expertise in the Company’s business, the quantity and quality of Ernst & Young LLP’s staff and the Company’s global reach.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Although stockholder ratification of Ernst & Young LLP is not required by law, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection. In the event that stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider the appointment, but is not required to do so. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year should it determine that such change is in the best interests of the Company and its stockholders.
YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSALS FOR NEXT YEAR
Shareholders who desire to have proposals included in the Notice for the 2017 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before May 11, 2017, and must comply with any and all requirements set forth in Cintas' Bylaws as such may be amended from time to time, in Rule 14a-8 under the Securities Exchange Act of 1934 and in the NASDAQ rules.
The form of Proxy for Cintas' Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in Cintas' proxy statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2017 Shareholders' Meeting, it must be received prior to July 25, 2017.
Cintas' Bylaws require that items of new business and nominees for director be presented at least 120 days prior to the date of the meeting. If there is a change in the anticipated date of next year's Annual Meeting or these deadlines by more than 30 days, Cintas will notify all shareholders of this change through a report on Form 8-K, 10-Q or 10-K.
SHAREHOLDERS SHARING THE SAME ADDRESS
To the extent we deliver paper copies of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, the SEC rules allow us to deliver a single copy of such proxy materials to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of our annual report to security holders, proxy statement, or Notice of Internet Availability of Proxy Materials to any shareholder residing at the same address as another shareholder and currently receiving only one copy of such proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (513) 459-1200 or by mail to Cintas Corporation, 6800 Cintas Boulevard, P. O. Box 625737, Cincinnati, Ohio 45262-5737.
OTHER MATTERS
Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.
QUESTIONS?
If you have questions or need more information about the Annual Meeting, write to:
Thomas E. Frooman
Senior Vice President, Secretary and General Counsel
6800 Cintas Boulevard
P. O. Box 625737
Cincinnati, Ohio 45262-5737
or call (513) 459-1200.
For information about your record holding, call Wells Fargo at 1-800-468-9716. We also invite you to visit Cintas' Internet site at www.cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

Appendix A

CINTAS CORPORATION
2016 EQUITY AND INCENTIVE COMPENSATION PLAN

1.
Purpose. The purpose of the Plan is to attract and retain non-employee Directors and officers and other key employees and service providers of the Company and its Subsidiaries and to provide to such persons incentives and rewards for service or performance.

2.	Definitions. As used in this Plan:

(a)	“Appreciation Right” means a right granted pursuant to Section 5 of this Plan that is either a Tandem Appreciation Right or a Free-Standing Appreciation Right.

(b)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)	“Board” means the Board of Directors of the Company.

(d)
“Cause” means, except as may otherwise be specified by the Committee with respect to an award, the occurrence of any of the following: (i) a Participant’s insubordination, dishonesty, gross misconduct or theft of or intentional damage to the Company’s property or the property of its Subsidiaries; (ii) a Participant causing intentional harm to the Company’s or its Subsidiaries’ reputation; (iii) a Participant’s material breach of the Participant’s duty of fidelity to the Company or its Subsidiaries; (iv) a Participant’s excessive use of alcohol on Company premises or the premises of its Subsidiaries or during working time; (v) a Participant’s use of illegal drugs; (vi) a Participant’s commission of a criminal act (other than misdemeanor traffic offenses); (vii) a Participant’s willful violation of Company policies; or (viii) a Participant’s trading in Common Shares for personal gain based on knowledge of the Company’s or its Subsidiaries’ activities or results when such information is not available to the general public.

(e)	“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(f)	“Change in Control” has the meaning set forth in Section 13 of this Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)
“Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 10 of this Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee.

(i)
“Common Shares” means the shares of common stock, no par value, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j)	“Company” means Cintas Corporation, a Washington corporation, and its successors.

(k)	“Covered Employee” means a Participant who is, or is determined by the Committee likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(l)
“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

Appendix A

(m)	“Detrimental Activity” means, except as otherwise provided by the Committee with respect to an award, any of the following:

(i)	any action that constitutes Cause;

(ii)	violation of any term of any written employment, confidentiality, non-solicitation, non-competition or similar agreement or arrangement with the Company or a Subsidiary; or

(iii)
in the case of an award held by a non-employee Director, such non-employee Director becomes an employee, officer or director of or a consultant to an entity which the Committee determines is a competitor of the Company or if the Board determines that the award should be terminated for Good Cause. For purposes of this Section 2(m)(iii) only, “Good Cause” means dishonesty, gross misconduct, theft of or intentional damage to the Company’s property, intentional harm to the Company’s reputation, breach of fiduciary duty to the Company, the commission of a criminal act or trading in Common Shares for personal gain based on knowledge of the Company’s activities or results when such information is not available to the general public.

(n)	“Director” means a member of the Board.

(o)	“Disability” means, except as may otherwise be specified by the Committee with respect to an award, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

(p)	“Effective Date” means the date this Plan is approved by the Shareholders of the Company.

(q)
“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(s)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(t)
“Good Reason” means, except as may otherwise be specified by the Committee with respect to an award, (i) a material and permanent diminution in the Participant’s duties or responsibilities; (ii) a material reduction in the aggregate value of base salary and annual incentive opportunity provided to the Participant by the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”); or (iii) a permanent reassignment of the Participant to another primary office more than 50 miles from the current office location. The Participant must notify the Successor of the Participant’s intention to invoke termination for Good Reason within 90 days after the Participant has knowledge of such event, provide the Successor 30 days’ opportunity for cure, and terminate employment within 90 days of the end of such cure period, or such event shall not constitute Good Reason. The Participant may not invoke termination for Good Reason if Cause exists at the time of such termination.

(u)	“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(v)
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or

Appendix A

other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics):

(i)
Profits (e.g., operating profit or income, EBIT, EBT, income, net income (before or after taxes), earnings per share, residual or economic earnings, economic value added, or economic profit – these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)
Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

(iii)	Returns (e.g., earnings per share, profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

(iv)	Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables, or any combination thereof);

(v)	Profit Margins (e.g., operating profit or gross profit divided by revenues or value added revenues, gross margins and material margins divided by revenues, and material margin divided by sales);

(vi)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio, debt-to-debt-plus-equity, or EBITDA multiple);

(vii)
Sales, Value Added Sales, Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, new product sales growth, value added sales, growth in value added sales, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, sales per employee, cost targets, expense or debt reduction levels, or sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development or implementation, employee diversity, safety performance, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, cost targets, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, increase in yield and productivity, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Appendix A

In the case of a Qualified Performance-Based Award, each Management Objective will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(w)
“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Stock Market or, if the Common Shares are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(x)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(y)	“Option Price” means the purchase price payable on exercise of an Option Right.

(z)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(aa)
“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an officer or other key employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.

(bb)
“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(cc)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(dd)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(ee)	“Plan” means this Cintas Corporation 2016 Equity and Incentive Compensation Plan, as it may be amended from time to time.

(ff)	“Predecessor Plan” means the Company’s 2005 Equity Compensation Plan, as amended.

(gg)
“Qualified Performance-Based Award” means any Cash Incentive Award or award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 9 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Appendix A

(hh)
“Replacement Award” means, except as may otherwise be specified in an applicable Evidence of Award, an award (i) of the same type as the award that is replaced, (ii) that has a value at least equal to the value of the award that is replaced, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the award that is replaced is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the award that is replaced, and (v) the other terms and conditions of which are not less favorable to the Participant holding the award that is replaced than the terms and conditions of the award that is replaced (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the award that is replaced or the Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the award that is replaced if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this definition are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ii)	“Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(jj)	“Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(kk)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ll)
“Retirement” means, except as may otherwise be specified by the Committee with respect to an award, (i) in the case of an employee, termination of employment with the Company and its Subsidiaries, other than a termination due to Detrimental Activity, and other than by death or Disability, by an employee who is at least 62 years of age with at least 15 years of continuous employment with the Company or a Subsidiary, and (ii) in the case of a non-employee Director, termination of service on the Board at such time and in such circumstances as is determined by the Board to constitute Board-approved retirement.

(mm)    “Shareholder” means an individual or entity that owns one or more Common Shares.

(nn)
“Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(oo)
“Subsidiary” means a corporation, company or other entity (i) 50 percent or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but 50 percent or more of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(pp)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

(qq)
“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

Appendix A

3.	Shares Available Under the Plan.
(a)    Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under the Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 12,500,000 Common Shares minus, as of the Effective Date, one Common Share for every one Common Share subject to an award granted under the Predecessor Plan between May 31, 2016 and the Effective Date. Such Common Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.
(b)    General Share Counting Rules.

(i)
If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available under Section 3(a)(i) above.

(ii)
If, after May 31, 2016, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for awards under this Plan.

(iii)
Notwithstanding anything to the contrary contained herein: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above; (C) Common Shares subject to an Appreciation Right that are not actually issued in connection with its Common Shares settlement on exercise thereof will not be added back to the aggregate number of Common Shares available under Section 3(a)(i) above; and (D) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) above.

(iv)
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) above.

(c)
Limit on Incentive Stock Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,500,000 Common Shares.

Appendix A

(d)	Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 400,000 Common Shares during any calendar year.

(ii)
No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares and/or other awards under Section 9 of this Plan, in the aggregate, for more than 400,000 Common Shares during any calendar year.

(iii)
In no event will any Participant in any calendar year receive Qualified Performance-Based Awards of Performance Units and/or other awards payable in cash under Section 9 of this Plan having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

(iv)	In no event will any Participant in any calendar year receive Qualified Performance-Based Awards that are Cash Incentive Awards having an aggregate maximum value in excess of $5,000,000.

(v)	No non-employee Director will be granted, in any period of one calendar year, awards under the Plan having an aggregate maximum value in excess of $300,000.

4.
Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c)
Unless otherwise specified for an award, the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee. The exercise of an Option Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.

(d)
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)
Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Option Rights granted to an Optionee who is not a non-employee Director shall become exercisable with respect to one-third

Appendix A

of the Option Rights on each of the third, fourth and fifth anniversaries of the Date of Grant, if the Optionee shall have remained in the continuous service of the Company or any Subsidiary as of each such date, and (ii) an award of service-based Option Rights granted to an Optionee who is a non-employee Director shall become exercisable in full on the first anniversary of the Date of Grant, if the Optionee shall have remained in continuous service on the Board as of such date. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)
Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)	No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)	Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)
Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.	Appreciation Rights.

(a)
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable. A grant of Appreciation Rights may provide

Appendix A

for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(vii)	The exercise of an Appreciation Right shall be accomplished in accordance with terms and conditions as may be established by the Committee from time to time.

(c)
Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)	Regarding Free-Standing Appreciation Rights only:

(i)
Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.
Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)
Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below; provided, however, that unless otherwise specified by the Committee and subject to the terms of this Plan, (i) an award of service-based Restricted Stock granted to a Participant who is not a non-employee Director will vest in full on the third anniversary of the Date of Grant, if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date, and (ii) an award of service-based Restricted Stock granted to a Participant who is a non-employee Director will vest in full

Appendix A

on the first anniversary of the Date of Grant, if the Participant shall have remained in continuous service on the Board as of such date.

(d)
Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f)
Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant; provided, however, that no award of Restricted Stock intended to be a Qualified Performance-Based Award will provide for such early termination of restrictions except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(g)
Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be restricted or otherwise automatically deferred and reinvested in additional Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)
Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7.
Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Unless otherwise specified by the Committee and subject to the terms of this Plan, an award of service-based Restricted Stock Units will vest in full on the third anniversary of the Date of Grant (such date, or such other date(s) as may be approved by the Committee with respect to an award or any portion of an award, the “RSU Vesting Date”), if the Participant shall have remained in the continuous service of the Company or any Subsidiary as of such date.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)
Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant; provided, however,

Appendix A

that no award of Restricted Stock Units intended to be a Qualified Performance-Based Award will provide for such early lapse or modification of the Restriction Period except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(d)
During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Restricted Stock Units that is not subject to the achievement of Management Objectives, from and after the Date of Grant and until the earlier of (i) the time when the Restricted Stock Units become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be paid cash per Restricted Stock Unit equal to the amount of such dividend.

(e)	Except as otherwise provided in an applicable Evidence of Award, settlement of Restricted Stock Units will occur as follows:

(i)	Subject to Section 7(e)(ii) below, payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the RSU Vesting Date.

(ii)
Notwithstanding Section 7(e)(i) above, to the extent the Restricted Stock Units are vested on the dates set forth below and have not previously been settled, payment with respect to the Restricted Stock Units will be made as follows:

(A)
No later than 30 days following a Change in Control, the Participant is entitled to receive payment for vested Restricted Stock Units; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant Section 7(e)(i) or Section 7(e)(ii)(B) as though such Change in Control had not occurred.

(B)
If the Participant ceases service with the Company and its Subsidiaries prior to an RSU Vesting Date other than as a result of a termination for Cause, and such cessation of service constitutes a separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), payment for vested Restricted Stock Units will be made as soon as practicable following (but no later than 30 days following) the date of such cessation of service.

(f)
Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

Appendix A

8.
Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)
Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code.

(b)
The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

(c)
Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)
Except as otherwise provided in an applicable Evidence of Award, payment for an award of Performance Shares, Performance Units or Cash Incentive Awards will be made as soon as practicable following (but no later than 30 days following) the date on which the achievement with respect to the applicable Management Objectives is determined; provided, however, that in no event will a Participant be permitted to designate the taxable year of payment for such Performance Shares, Performance Units or Cash Incentive Awards. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)
Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)
The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid. Except as otherwise specified in an applicable Evidence of Award, with respect to an award of Performance Shares, from and after the Date of Grant and until the earlier of (i) the time when the Performance Shares become vested and are paid and (ii) the time when the Participant’s right to receive Common Shares or cash in payment of the Performance Shares is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Participant shall be credited with cash per Performance Share equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the Performance Shares based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the Performance Shares to which they relate.

Appendix A

(g)
Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.	Other Awards.

(a)
Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c)
The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements (including Common Shares granted to a Director upon such Director’s election to receive Common Shares in lieu of cash or other consideration), subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)
Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such event, the Evidence of Award will specify the time and terms of delivery.

10.	Administration of this Plan.

(a)
This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)
The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

Appendix A

(c)
To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11.
Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.	Termination of Service.

(a)
Time-Based Awards. Except as otherwise provided by the Committee with respect to an award, if at the time a Participant’s service with the Company and its Subsidiaries, as applicable, is terminated or ceases such Participant holds an award granted under this Plan that is not yet vested and, if applicable, exercisable (in each case, other than an award that is subject to Management Objectives), such award shall be subject to the following treatment, as applicable:

(i)
If a Participant who is a non-employee Director ceases service on the Board by reason of death, Disability or Retirement, then the award shall immediately vest (and, if applicable, become exercisable). In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant. A Participant who is a non-employee Director who ceases service on the Board for any reason other than death, Retirement or Disability may exercise any Option Right or Appreciation right at any time during the period ending immediately prior to the tenth

Appendix A

anniversary of the Date of Grant only to the extent that such Participant was entitled to exercise the Option Right or Appreciation Right at the time of such cessation of service.

(ii)
If a Participant who is not a non-employee Director ceases service with the Company and its Subsidiaries by reason of death, Disability or Retirement, then (A) in the case of an Option Right or Appreciation Right, the award shall continue to vest as if the Participant had remained continuously employed by the Company or a Subsidiary through the end of the vesting period applicable to the award and shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant, and (B) in the case of an award other than an Option Right or Appreciation Right, the award shall immediately vest.

(iii)	If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(b)
Performance-Based Awards. Except as otherwise provided by the Committee with respect to an award, if a Participant’s service with the Corporation and its Subsidiaries terminates prior to the vesting of an award granted under this Plan that is subject to Management Objectives, and such award has not previously been forfeited or become vested, such award shall be subject to the following treatment, as applicable:

(i)
If a Participant ceases service with the Company and its Subsidiaries by reason of death, Disability, or Retirement, then the Participant shall vest in the portion of the award in which the Participant would have vested (based on the actual achievement of the applicable Management Objectives over the entire performance period) if the Participant had remained in the continuous employ of the Company or a Subsidiary through the end of the applicable performance period, and any portion of the award that does not so vest following the Participant’s termination of service will be forfeited. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until immediately prior to the tenth anniversary of the Date of Grant.

(ii)	If a Participant’s service with the Company and its Subsidiaries is terminated for Cause, then the award will be forfeited immediately.

(c)
Other Terminations. Except as otherwise provided in this Section or in Section 13, (i) for awards that are subject to exercise, upon termination of a Participant’s service for any reason, the then-exercisable portion of such award granted to the Participant under this Plan will terminate on the 60th day after the date of termination, and the portion of such award that is not then-exercisable will terminate on the date of termination of service, and (ii) for awards that are not subject to exercise, upon termination of a Participant’s service for any reason, the portion of such award granted to the Participant under this Plan that is not then vested will terminate on the date of termination of service.

13.	Change in Control.

(a)
Except as otherwise determined by the Committee prior to a Change in Control, upon a Change in Control, all then outstanding awards granted under this Plan shall vest or be earned if either (i) within a specified period (which, unless otherwise determined by the Committee prior to a Change in Control, shall be the period beginning on the Change in Control and ending 24 months after the Change in Control), the Participant’s service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her employment or service for Good Reason or (ii) such awards are not assumed or converted into Replacement Awards. In the case of an Option Right or Appreciation Right that vests as described in this subsection, the Option Right or Appreciation Right shall remain exercisable until the tenth anniversary of the Date of Grant. Unless otherwise provided by the Committee with respect to an award, awards granted under this Plan that vest or are earned subject to the achievement of Management Objectives that become vested in accordance with this Section 13 will vest or be earned based on the actual achievement of the applicable Management Objectives as if the applicable performance period

Appendix A

ended on (x) the date of termination of service, in the event clause (i) of this Section 13(a) applies, or (y) the date of the Change in Control, in the event clause (ii) of this Section 13(a) applies (as applicable, the “Early Measurement Date”), in each case, pro-rated for the number of days that have elapsed during the period of time beginning on the first day of the performance period and continuing through the Early Measurement Date. If a Replacement Award is provided, notwithstanding anything in this Plan to the contrary, any outstanding awards granted under this Plan that are subject to Section 409A of the Code and at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested at the time of such Change in Control.

(b)
For purposes of this Plan, except as may be otherwise prescribed by the Committee with respect to an award, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(i)
any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding Common Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (u) any acquisition directly from the Company, (v) any acquisition by the Company, (w) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (x) any acquisition directly or indirectly, individually or in the aggregate, by any one or more of the following: (1) Richard T. Farmer and his heirs, lineal descendants, and legatees, (2) James J. Gardner’s heirs, lineal descendants, and legatees, (3) legal representatives of any of the foregoing, and (4) the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors thereof (collectively, the “Specified Owners”), (y) any acquisition approved by the Board specifically to not be a Change in Control under the terms of this Plan, or (z) any acquisition pursuant to a transaction that complies with Sections 13(b)(iii)(B)(1), (b)(iii)(B)(2) and (b)(iii)(B)(3) below;

(ii)
individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, (A) the Board approves such transaction specifically to not be a Change in Control under the terms of this Plan, or (B) following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote

Appendix A

generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding a Specified Owner or Specified Owners, individually or in the aggregate, any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	approval by the Shareholders of a complete liquidation or dissolution of the Company.

14.
Detrimental Activity and Recapture Provisions. The Committee may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any Detrimental Activity. In addition, notwithstanding anything in this Plan to the contrary, the Committee may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

15.
Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders. Any such special terms, supplements, sub plans, or alternative versions of this Plan approved by the Committee may be attached as exhibits to this Plan.

16.	Transferability.

(a)
Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, by a domestic relations order pursuant to Section 414(p)(1)(B) of the Code. In no event will any such award

Appendix A

granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)
The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.
Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Common Shares to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount required to be withheld; provided, that, if authorized by the Committee, Common Shares with a market value in excess of the minimum amount of taxes required to be withheld (but not in excess of the maximum statutory withholding rate) may be withheld as long as such excess will not result in a negative accounting impact. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

18.	Compliance with Section 409A of the Code.

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

Appendix A

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)
Solely with respect to any award that constitutes deferred compensation (within the meaning of Section 409A of the Code) and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such award become vested or otherwise unconditional upon the Change in Control.

(e)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.	Amendments.

(a)
The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the Common Shares are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)
Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)
If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture

Appendix A

or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)
Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award except as otherwise provided in an Evidence of Award or in this Plan to the extent so providing would not result in the loss of an otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.	Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

21.
Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, except that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22.	Miscellaneous Provisions.

(a)	The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)
This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)
Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)
No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)
Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

Appendix A

(f)
No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)
The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)
Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)
If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.	Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)
Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation, of the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) if such award is cancelled or forfeited, expires or is settled for cash (in whole or in part).

CINTAS
READY FOR THE WORKDAY®

CINTAS CORPORATION
6800 CINTAS BOULEVARD
P.O. BOX 625737
CINCINNATI, OH 45262-5737
ATTN: LEISHA SMITH

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13327-P82218 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CINTAS CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain
1a. Gerald S. Adolph	☐	☐	☐
1b. John F. Barrett	☐	☐	☐
1c. Melanie W. Barstad	☐	☐	☐
1d. Robert E. Coletti	☐	☐	☐
1e. Richard T. Farmer	☐	☐	☐
1f. Scott D. Farmer	☐	☐	☐
1g. James J. Johnson	☐	☐	☐
1h. Joseph Scaminace	☐	☐	☐
1i. Ronald W. Tysoe	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. To approve the Cintas Corporation 2016 Equity and Incentive Compensation Plan.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
4. To ratify Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholders' Meeting to Be Held on October 18, 2016:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E13328-P82218

CINTAS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SCOTT D. FARMER and J. MICHAEL HANSEN, and each or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders of Cintas Corporation (the "Company") to be held at Cintas Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio, on Tuesday, October 18, 2016, at 10:00 A.M. (Eastern Daylight Time), and at any postponement or adjournment thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company, which the undersigned would be entitled to vote as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting or any postponement of adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side